UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MDC PARTNERS INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MDC PARTNERS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an annual meeting (the “Meeting”) of the shareholders of MDC Partners Inc. (“MDC Partners”, “MDC” or the “Company”) will be held at MDC Partners’ Innovation Centre, 745 Fifth Avenue (19th Floor), New York, N.Y. on Wednesday, June 6, 2018 at 10:00 a.m. (New York City time) for the following purposes:

1.	To elect the eight (8) director nominees of MDC Partners;
2.	To appoint auditors and to authorize the Audit Committee to determine the auditors’ remuneration;
3.	To hold a non-binding advisory vote to approve executive compensation;
4.	To approve an amendment to the 2016 Stock Incentive Plan; and
5.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The accompanying Proxy Statement and Management Information Circular provide additional information to the matters to be dealt with at the Meeting and is deemed to form part of this notice. Attendance and voting are limited to shareholders of record at the close of business on April 16, 2018. The proxy cut off may be waived or extended by the chairman of the Meeting without notice.

Shareholders who are unable to attend the Meeting in person, are asked to complete, date and sign the enclosed form of proxy and to return it promptly in the envelope provided.

Proxies to be used at the Meeting must be received by AST Trust Company (Canada), not later than 10:00 a.m. (Eastern Daylight Time) on Monday, June 4, 2018 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting). Proxies may be submitted by one of the following alternative methods:

By Internet:  www.astvotemyproxy.com and enter the 13-digit control number printed on the form of proxy and follow the instructions on screen;
By Phone:  1-888-489-5760 (toll-free in North America) and enter the 13 digit control number printed on the form of proxy;
By Email:  proxyvote@astfinancial.com;
By Fax: 416-368-2502 or 1-866-781-3111 (toll-free in North America); or
By Mail:  AST Trust Company (Canada), Attn. Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1.

By Order of the Board of Directors

MITCHELL S. GENDEL
General Counsel and Corporate Secretary

New York, N.Y.
April 26, 2018

MDC PARTNERS INC.

PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR

Annual Meeting of Shareholders
to be held on June 6, 2018

GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

This Proxy Statement and Management Information Circular (this “Circular”) is furnished in connection with the solicitation of proxies by the management of MDC Partners Inc. (“MDC Partners,” “MDC” or the “Company”) for use at the annual meeting of shareholders of MDC Partners to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournments or postponements thereof. Such meeting is hereinafter referred to as the “Meeting”. The information contained in this Circular is given as of the date hereof, except as otherwise noted herein. The address of the principal executive office of MDC Partners is 745 Fifth Avenue, 19th Floor, New York, NY 10151, and its registered address is 33 Draper Street, Toronto, Ontario M5V 2M3. This Circular, the accompanying notice and the enclosed form of proxy are expected to first be mailed to shareholders on or about Friday, April 28, 2018.

Management expects that proxies will be solicited primarily by mail. Employees of MDC Partners or persons retained by MDC Partners for that purpose may also solicit proxies personally or by telephone. Employees who help us in the solicitation will not be specially compensated for those services but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. If a holder holds his, her or its shares in the name of a bank, broker or other nominee, see “Beneficial Owners” below.

MANNER IN WHICH PROXIES WILL BE VOTED

The shares represented by the accompanying form of proxy, if the same is properly executed in favor of Messrs. Kauffman and Gendel, the management nominees, and received at the offices of AST Trust Company (Canada), Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 (the “Transfer Agent”) not later than 10:00 a.m. (Eastern Daylight Time) on Monday, June 4, 2018 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting), will be voted or withheld from voting at the Meeting and, subject to Section 152 of the Canada Business Corporations Act, where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. The proxy cut off time may be waived or extended by the Chairman of the Meeting without notice. In the absence of such a specification, to the extent permitted, such shares will be voted (i) FOR the election of each of the eight (8) nominees for the Board of Directors of MDC Partners named in this proxy statement; (ii) FOR the appointment of BDO USA, LLP as auditors of MDC Partners and to authorize the Audit Committee to fix their remuneration; (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and (iv) FOR the approval of an amendment to the 2016 Stock Incentive Plan. The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Annual Meeting of Shareholders, and with respect to other matters which may properly come before the Meeting. At the date hereof, management knows of no such amendments, variations or other matters.

At any meeting of shareholders (including the 2018 Annual Meeting of Shareholders), a quorum for the transaction of business will be not less than 33 1/3% of the shares entitled to vote at the meeting, represented either in person or by proxy. Only a shareholder of record at the close of business on April 16, 2018 (the “record date”) will be entitled to vote, or grant proxies to vote, his or her Class A Subordinate Voting Shares (“Class A Shares”) or Class B Shares at the Meeting (subject, in the case of voting by proxy, to the timely deposit of his or her executed form of proxy as described herein).

All matters are ordinary resolutions which must be passed by at least a majority of the votes cast by shareholders present in person or represented by proxy who voted in respect of the ordinary resolution at the

Meeting. Broker non-votes and abstentions are included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but otherwise will not affect the voting outcome of the proposals. An automated system administered by the Transfer Agent tabulates the votes.

ALTERNATE PROXY

Each shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a shareholder, to attend and act for him or her and on his or her behalf at the Meeting. Any shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy and depositing the same with the Transfer Agent at the address and within the time specified under “Manner In Which Proxies Will Be Voted” above.

REVOCABILITY OF PROXY

A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder by duly executing another form of proxy bearing a later date and duly depositing the same before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the corporate office of MDC Partners, 745 Fifth Avenue, 19th Floor, New York, NY 10151, not later than 10:00 a.m. (Eastern Daylight Time) on Monday, June 4, 2018 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting), or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof. If such written instrument is deposited with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

BENEFICIAL OWNERS

Most shareholders are “beneficial owners” who are non-registered shareholders. Their shares are registered in the name of an intermediary, such as a securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf, or in the name of a clearing agency in which the intermediary is a participant (such as The Canadian Depository for Securities Limited). Intermediaries have obligations to forward meeting materials to the non-registered holders, unless otherwise instructed by the holder (and as required by regulation in some cases, despite such instructions).

Only registered shareholders or their duly appointed proxyholders are permitted to vote at the Meeting. Non-registered holders should follow the directions of their intermediaries with respect to the procedures to be followed for voting. Generally, intermediaries will provide non-registered holders with either: (a) a voting instruction form for completion and execution by the non-registered holder, or (b) a proxy form, executed by the intermediary and restricted to the number of shares owned by the non-registered holder, but otherwise uncompleted. These are procedures to permit the non-registered holders to direct the voting of the shares that they beneficially own.

If the non-registered holder wishes to attend and vote in person at the meeting, they must insert their own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by the intermediary, and carefully follow the intermediary’s instructions for return of the executed form or other method of response.

If the non-registered shareholder does not provide voting instructions to its intermediary, the shares will not be voted on any proposal on which the intermediary does not have discretionary authority to vote. Under current rules, certain intermediaries may not have discretionary authority to vote shares at the Meeting on the proposal relating to the election of directors or the advisory vote on executive compensation. We encourage all non-registered shareholders to provide instructions to the securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf by carefully following the instructions provided.

CURRENCY

Unless otherwise stated, all amounts reported in this Circular are in U.S. dollars. Canadian dollar amounts have been translated to U.S. dollars at the following rates:

	2016	2017	2018
As at December 31st	1.3427	1.2530	—
As at March 31st	1.2987	1.3337	1.2893
Average for year ended December 31st	1.3256	1.2977	—

AUTHORIZED CAPITAL AND VOTING SHARES

The authorized capital of MDC Partners consists of an unlimited number of Class A Subordinate Voting Shares (the “Class A Shares”); an unlimited number of Class B Shares (the “Class B Shares”) (the Class A Shares and the Class B Shares are herein referred to collectively as the “shares”); and an unlimited number of non-voting Preference Shares, issuable in series, in an unlimited number of which 5,000 Series 1 Preference Shares, 700,000 Series 2 Preference Shares, an unlimited number of Series 3 Preference Shares, 95,000 Series 4 Preference Shares, and an unlimited number of Series 5 Preference Shares, have been designated. As at April 16, 2018, MDC Partners had outstanding 59,775,720 Class A Shares (including restricted stock awards), 3,755 Class B Shares, no Series 1 Preference Shares, no Series 2 Preference Shares, no Series 3 Preference Shares and 95,000 Series 4 Preference Shares.

The Series 4 Preference Shares do not entitle their holders to vote in the election of directors and, other than as required by applicable law, holders of the Series 4 Preference Shares will not have voting rights. The holders of the Series 4 Preference Shares have the right to convert the Series 4 Preference Shares at any time and from time to time into a number of Class A Shares equal to the then-applicable liquidation preference divided by the applicable conversion price at such time (the “Conversion Price”). The initial liquidation preference of each Series 4 Preference Share will be $1,000, subject to an 8% accretion, compounded quarterly until March 7, 2022. The initial Conversion Price is $10.00 per Series 4 Preference Share, subject to customary anti-dilution protection. The Series 4 Preference Shares are also convertible at the Company’s option (i) on and after March 7, 2019, if the closing trading price of the Class A Shares over a specified period prior to conversion is at least 125% of the then-applicable Conversion Price or (ii) after March 7, 2022, if the closing trading price of the Class A Shares over a specified period prior to conversion is at least equal to the then-applicable Conversion Price.

The holders of the Class A Shares are entitled to one vote in respect of each Class A Share held in connection with each matter to be acted upon at the Meeting, the holders of the Class B Shares are entitled to twenty votes in respect of each Class B Share held in connection with each matter to be acted upon at the Meeting and the holders of the Series 4 Preference Shares are not entitled to vote in connection with the matters to be acted upon at the Meeting. Approximately 99.9% of the aggregate voting rights attached to the issued and outstanding shares of MDC Partners are represented by the Class A Shares. Cumulative voting in the election of directors is not permitted.

The articles of MDC Partners contain provisions providing that, in the event an offer is made to purchase Class B Shares which must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all of the Class B Shares, and which offer is not made on identical terms, as to price per share and percentage of outstanding shares, to purchase the Class A Shares, the holders of Class A Shares shall have the right to convert such shares into Class B Shares in certain specified instances.

To the knowledge of the directors and officers of MDC Partners, and excluding the Series 4 Preference Shares, no person (or group of persons) beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of MDC Partners representing more than 5% of the voting rights attached to any class of voting securities of MDC Partners other than: FMR LLC and Invesco Ltd. See “Security Ownership of Management and Certain Beneficial Owners” for details of shares beneficially owned by these persons and entities.

EXPENSES

MDC Partners will pay all of the expenses of soliciting proxies for management. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of MDC Partners, whose directors, officers and employees will receive no compensation for such solicitation other than their regular salaries or fees. MDC Partners also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. MDC Partners will, upon request, reimburse these institutions for their reasonable charges and expenses incurred in forwarding this proxy material to beneficial owners of shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

ITEM 1 — ELECTION OF DIRECTORS

The following eight (8) directors are to be elected to the Board of Directors (the “Board”) at the Meeting. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the by-laws of MDC Partners. Management does not contemplate that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying proxy reserve the right to vote for another nominee in their discretion. Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the election of the nominees whose names are set forth below.

With the exception of Mr. Kauffman and Mr. Gross, the Board has determined that all of the nominees are independent under applicable NASDAQ rules and the Board’s governance principles, and are independent under applicable Canadian securities laws. In addition, pursuant to applicable requirements of the Canada Business Corporations Act (the “CBCA”), MDC Partners is required to have at least 25% resident Canadian directors. Ms. O’Donovan, Mr. Goldberg and Mr. Copeland are resident Canadians.

Information Concerning Nominees for Election as Directors

MDC Partners believes that each nominee for election as director possesses the personal and professional qualifications necessary to serve as a member of the Board, including the particular experience, talent, expertise and background set forth below. The following information relating to the nominees as directors, including their principal occupations and positions for the past five years and in certain cases prior years, is based partly on MDC Partners’ records and partly on information received by MDC Partners from such persons and is given as of April 16, 2018:

Scott L. Kauffman, age 62, has been the Chairman and Chief Executive Officer (“CEO”) of the Company since July 20, 2015. He is also currently the Chairman of Lotame, a venture-backed internet company. From April 2013 to May 2014, he was President and Chief Executive Officer of New Engineering University, a new university system designed to educate the next generation of world-class engineers. From April 2011 to January 2013, Mr. Kauffman was a member of the board of directors and then Chairman of LookSmart, Ltd, a publicly-traded, syndicated pay-per-click search network. From January 2009 to August 2010, Mr. Kauffman was President and Chief Executive Officer, and a member of the board of directors, of GeekNet, Inc., a publicly-traded open source software application developer and e-commerce website operator. From September 2006 until its acquisition by Yahoo! in October 2007, Mr. Kauffman was President and Chief Operating Officer, and a member of the board of directors, of BlueLithium, Inc., an internet advertising network and performance marketing company. Prior to joining BlueLithium, Mr. Kauffman was President and CEO, and a member of the board of directors, of several early stage companies, including Zinio Systems, Inc., MusicNow LLC and Coremetrics Inc., where he continued to serve as a board member until the company was acquired by IBM in July 2010. Mr. Kauffman has served in senior and executive management capacities with other digital entertainment, consumer marketing, media and technology companies, including CompuServe and Time Warner.

In 1996, Advertising Age named Mr. Kauffman one of twenty digital media masters, and in 1992, Advertising Age named him one of the top 100 marketers in the country. Mr. Kauffman brings extensive media and marketing experience to the Board and has a long history of leading complex entrepreneurial companies at the crossroads of advertising, technology and data. Mr. Kauffman has been a member of the MDC Partners board of directors since his appointment on April 28, 2006. He currently serves as MDC’s Chairman and Chief Executive Officer, a role he assumed on July 20, 2015. Mr. Kauffman is a resident of Palo Alto, California, and maintains a part-time residence in New York, New York.

Clare R. Copeland, age 82, is Vice Chairman of Falls Management Company, a commercial development and casino operator in Niagara Falls, Ontario, a position he has held since January 15, 2015, following his tenure as Chief Executive Officer since November 2004. Previously, Mr. Copeland was Chairman and Chief Executive Officer of OSF Inc., a manufacturer of retail store interiors and Chief Executive Officer of People’s Jewelers Corporation, a jewelry retailer. He was also Chairman of Toronto Hydro from 1999 to 2013, and was a director of Danier Leather Inc. from 1998 until November 9, 2015. In addition, Mr. Copeland is a member of the board of directors of Chesswood, and is a member of the board of trustees of RioCan Real Estate Investment Trust and Telesat. Mr. Copeland brings extensive experience in management and oversight to the Board. Mr. Copeland has been a member of the MDC Partners board of directors since June 30, 2007. He is currently Chairman of the Human Resources & Compensation Committee. Mr. Copeland resides in Toronto, Ontario. Mr. Copeland has informed the Company that he intends to retire from the Company's Board of Directors on December 31, 2018, rather than serve a full one-year term through June 2019 if re-elected at the June 6, 2018 Meeting. Mr. Copeland's planned retirement at the end of 2018 will facilitate an appropriate transition of responsibilities to other independent directors.

Daniel S. Goldberg, age 53, is President and Chief Executive Officer of Telesat, a Canadian satellite communications company, a position he has held since 2006. Prior to joining Telesat, Mr. Goldberg served as Chief Executive Officer of SES New Skies and as a member of the SES Executive Committee, and earlier New Skies positions include Chief Operating Officer and General Counsel. Before joining New Skies, Mr. Goldberg served as Associate General Counsel and Vice President of Government and Regulatory Affairs at PanAmSat. Mr. Goldberg is a seasoned executive, bringing to the board global operations expertise and a track record of achieving industry-leading growth and significant equity value creation. He has been a member of the MDC Partners board of directors since his appointment on July 1, 2016. He is currently a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Goldberg resides in Ottawa, Ontario.

Bradley J. Gross, age 45, is a Managing Director in the Merchant Banking Division (“MBD”) of Goldman, Sachs & Co., a position he has held since 2007. Mr. Gross is focused on US technology, media and telecom investing and serves as a member of the MBD Corporate Investment Committee and MBD Risk Committee. Mr. Gross joined Goldman Sachs in 1995 and rejoined the firm after completing business school in 2000. He became a vice president in 2003 and was named managing director in 2007. Mr. Gross serves on the boards of directors of Americold Realty Trust, the global leader in refrigerated warehouse logistics, Griffon Corporation, a holding company with subsidiaries in building products, specialty plastics and defense electronics, Neovia Logistics Holdings, a provider of logistics solutions, PSAV Holdings, a hospitality industry technology provider and Proquest Holdings, a leading information services business serving the higher education market. Since June 2017, he has also served on the board of directors of Open Road Parent LLC, the leading online marketplace and marketing software solutions provider for commercial and recreational dealers. Mr. Gross brings to the board an exceptional track record and important expertise to our continued pursuit of maximizing long-term shareholder value. He has been a member of the MDC Partners board of directors since his appointment on March 7, 2017. Mr. Gross resides in New York, New York. Mr. Gross was nominated by Goldman Sachs pursuant to its rights as the purchaser of the Series 4 Preference Shares.

Lawrence S. Kramer, age 68, was the founder, Chairman and CEO of MarketWatch Inc., an operator of financial information websites, is past President and Publisher of USA Today, a nationwide newspaper company, and past President of CBS Digital Media, the digital media division of the CBS broadcasting network. Mr. Kramer currently serves as Chairman of TheStreet, Inc., a digital financial media company. He is also a member of the board of directors of Gannett, a news and media company, and a member of the boards of trustees at both Syracuse University and Harvard Business School Publishing. He also served on the board of directors for Discovery Communications from 2008 to 2012. He has been one of the pioneers in digital media since the beginning of the internet, with decades of leadership experience as an executive and board member of private and public companies. He brings to the Board extensive experience in building consumer media brands that leverage emerging digital technology and in helping established media properties navigate the shifting consumer landscape. Spencer Stuart, a leadership consulting firm that was engaged by the MDC Partners board of directors in 2016 to complete an extensive director search, recommended Mr. Kramer to the board. Mr. Kramer’s leadership at both financial and media related companies facilitated the determination that he should be nominated to the MDC Partners board of directors. Mr. Kramer has been a member of the MDC Partners board of directors since his appointment on March 1, 2016. He is currently a member of the Human Resources & Compensation Committee and the Audit Committee. Mr. Kramer resides in New York, New York.

Anne Marie O’Donovan, age 59, is an experienced strategic senior executive, public company board member, and CPA, with over 30 years of Canadian and global financial services industry expertise. Ms. O’Donovan currently serves as a Corporate Director and President of O’Donovan Advisory Services Ltd., a financial advisory company. She is a member of the board of directors of Indigo Books & Music, a Canadian bookstore company, Aviva Canada, a leading property and casualty insurance group, and Cadillac Fairview, an owner/operator/developer of office, retail and mixed-use properties. Most recently she served as Executive Vice President at Scotiabank, where she was Chief Administrative Officer for Global Banking and Markets division. Prior to that Ms. O’Donovan had a long, distinguished career at Ernst & Young, a professional services and accounting firm, as Partner. She holds an HBA degree from the Richard Ivey School of Business at the University of Western Ontario and is a Fellow of the Institute of Chartered Accountants of Ontario. Spencer Stuart, a leadership consulting firm that was engaged by the MDC Partners’ board of directors in 2016 to complete an extensive director search, recommended Ms. O’Donovan to the board. Ms. O’Donovan brings to the board an in-depth knowledge in the areas of executive leadership, risk management, regulatory, governance, financial management, technology, operations and internal audit, as well as relevant experience working with international teams across Europe, Asia and Latin America. Such knowledge, gleaned through experience at accounting and financial advisory firms, facilitated the determination that Ms. O’Donovan should be nominated to the MDC Partners board of directors. Ms. O’Donovan has been a member of the MDC Partners board of directors since her appointment on March 1, 2016. She is currently Chair of the Audit Committee, and a member of the Nominating and Corporate Governance Committee. Ms. O’Donovan resides in Oakville, Ontario.

Desirée Rogers, age 58, is Chairman of Choose Chicago, a tourism agency for the city of Chicago with over $1 billion in revenue, a position she has held since 2013. Ms. Rogers was also Chief Executive Officer of Johnson Publishing Company, a publishing and cosmetics firm, from 2010 – 2017. During the period of 2009 to 2010, Ms. Rogers was The White House’s Special Assistant to the President and Social Secretary under the Obama administration, and from 2009 – 2010, was President, Allstate Social Network for Allstate Financial, a personal lines property and casualty insurer. Ms. Rogers is a member of the boards of directors of World Business Chicago, The Economic Club of Chicago, Conquer Cancer Foundation, Donors Choose, Cradles to Crayons and Pinnacle Entertainment Inc., and is a member of the boards of trustees for the Northwestern Memorial Foundation and The Museum of Science and Industry. Ms. Rogers is a results-oriented business leader, and brings to the board strong interpersonal, collaborative and diplomatic skills. She has been a member of the MDC Partners board of directors since her appointment on April 26, 2018. Ms. Rogers resides in Chicago, Illinois.

Irwin D. Simon, age 59, is the founder of The Hain Celestial Group, Inc., a leading organic and natural products company and a Nasdaq listed corporation, and has been its President, Chief Executive Officer and a member of the board of directors since its inception in 1993. In addition, Mr. Simon has served as Chairman of the board of directors of Hain Celestial since 2000. Mr. Simon also served as a member of the board of directors of Jarden Corporation, a consumer products company from June 2002 until April 14, 2016. Mr. Simon has been a member of the MDC Partners board of directors since his appointment on April 25, 2013, and currently serves as Presiding Director. He is also currently the Chairman of the Nominating and Corporate Governance Committee and a member of the Human Resources & Compensation Committee. Mr. Simon brings to the Board unique perspectives on aspects of advertising and marketing services, as well as extensive operational and entrepreneurial experience. In addition, Mr. Simon possesses a great depth of knowledge and experience regarding the consumer-packaged goods industry and related marketing services that are provided by the Company’s partner firms. Mr. Simon resides in New York, New York.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ELECTION OF THE PROPOSED DIRECTORS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Class A Shares of MDC outstanding as of April 16, 2018 by each beneficial owner of more than five percent of such shares, by each of the directors and named executive officers of MDC and the current nominees for Board election and by all current directors and executive officers of MDC as a group.

		Number of Voting Shares Beneficially Owned, or Over Which Control or Direction is Exercised(1)						Approximate Percentage of Class(5)
Name	Type of Shareholding	Class A Subordinate Voting Shares(2)		Class A Shares Underlying Options, Warrants or Similar Right Exercisable Currently or Within 60 Days(3)		Class A Shares Underlying All Options, Warrants or Similar Right(4)		Class A Shares
Scott L. Kauffman	Direct	796,941	(6)	—		—		1.3%
Clare R. Copeland	Direct	96,054	(7)	—		—			*
Daniel S. Goldberg	Direct	181,990	(6)	—		—			*
Bradley J. Gross	Direct	—		—		—			*
Larry S. Kramer	Direct	31,990	(6)	—		—			*
	Indirect	30,000	(6)	—		—			*
Anne Marie O’Donovan	Direct	31,990	(7)	—		—			*
Desirée Rogers	—	—		—		—			*
Irwin D. Simon	Direct	57,560	(6)	—		—			*
David Doft	Direct	306,580	(6)	—		50,000			*
	Indirect	1,500	(6)	—		—			*
Mitchell Gendel	Direct	328,144	(6)	—		50,000			*
Robert Kantor	Direct	208,574	(6)	—		43,000			*
David Ross	Direct	161,738	(6)	—		43,000			*
All directors and officers of MDC as a group of 12 persons		2,233,061	(6)(7)	—		186,000		3.7%
Goldman Sachs(8)(9)		12,890	(9)	9,500,000	(9)	9,500,000	(9)	13.7	%(9)
FMR LLC(8)(10)		6,885,512		—		—		11.5%
Invesco Ltd.(8)(11)		4,877,520		—		—		8.2%

*	The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.
(1)	Unless otherwise noted, MDC Partners believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them.
(2)	This column includes Class A Shares owned directly or indirectly, but does not include Class A Shares subject to options, warrants or similar rights.
(3)	This column includes Class A Shares subject to options, warrants or similar rights that are currently exercisable or will become exercisable within 60 days after April 16, 2018.
(4)	This column includes Class A Shares subject to all outstanding options, stock appreciate rights, warrants or similar rights, whether or not such options, warrants or similar rights are currently exercisable or will become exercisable within 60 days after April 16, 2018.
(5)	For purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of April 16, 2018, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Those Class A Shares issuable upon conversion of the Series 4 Convertible Preference Shares are also not deemed to be outstanding for purposes of computing the percentage ownership of any other person.
(6)	Includes shares of restricted stock that have not yet vested, but with respect to which the executive has the ability to vote.

(7)	Includes restricted stock units (that may be settled in shares) that have not yet vested, but with respect to which the executive has the ability to vote.
(8)	Stock ownership of these entities is based solely on a Schedule 13G or 13G/A filed by each such entity. The address of each of The Goldman Sachs Group, Inc., Goldman, Sachs & Co., Broad Street Principal Investments, L.L.C., StoneBridge 2017, L.P., StoneBridge 2017 Offshore, L.P., and Bridge Street Opportunity Advisors, L.L.C. (collectively, “Goldman Sachs”) is 200 West Street, New York, NY 10282, and Goldman Sachs’ most recent Schedule 13G/A, filed on behalf of itself and the members of the group, was filed on March 28, 2018. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210, and its most recent Schedule 13G/A was filed on February 13, 2018. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309, and its most recent Schedule 13G/A was filed on February 12, 2018.
(9)	The Schedule 13D/A filed with the SEC on March 28, 2017 by Goldman Sachs reports that the number of shares to which The Goldman Sachs Group, Inc. and Goldman Sachs & Co. have the shared power to vote or to direct the vote is 9,512,890 and the number of shares to which The Goldman Sachs Group, Inc. and Goldman Sachs & Co. have the shared power to dispose or direct the disposition is 9,512,890 shares. The number of shares to which Goldman Sachs has the shared power to vote and the shared power to dispose or direct the disposition is 9,500,000. This report reflects 12,890 Class A Shares beneficially owned by The Goldman Sachs Group, Inc. and Goldman Sachs & Co., as well as an additional 9,500,000 Class A Shares issuable upon the conversion of 95,000 Series 4 Convertible Preference Shares of the Company also owned by Goldman Sachs.
(10)	The Schedule 13G/A filed with the SEC on February 13, 2018 by FMR LLC reports the number of shares as to which the holder has the sole power to vote or to direct the vote is 10,000 and the number of shares as to which the holder has the sole power to dispose or direct the disposition is 6,885,512 shares.

According to the schedule: Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. According to the schedule: Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(11)	The Schedule 13G/A filed with the SEC on February 12, 2018 by Invesco Ltd. reports the number of shares as to which Invesco Ltd. has the sole power to vote or to direct the vote is 4,877,520 and the number of shares to which Invesco Ltd. has the sole power to dispose or direct the disposition is 4,877,520 shares.

Information about the Board and Corporate Governance

The Board oversees the management of the business and affairs of MDC Partners as required by Canadian law. The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee.

The Board has established guidelines for determining director independence, and all current directors, with the exception of Mr. Kauffman and Mr. Gross, have been determined by the Board to be independent under applicable NASDAQ rules and the Board’s governance principles, and applicable Canadian securities laws within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices.

MDC Partners has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by SEC. In addition, the Board of MDC Partners adopted a set of Corporate Governance Guidelines as a framework within which the Board and its committees conduct business.

The Company’s Corporate Governance Guidelines contain a majority vote provision, which requires a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to promptly offer to resign from the Board. The Board shall accept the resignation absent exceptional circumstances. Unless the Board decides to reject the offer, the resignation shall become effective 60 days after the date of the election. In making a determination whether to reject the offer or postpone the effective date, the Board of Directors shall consider all factors it considers relevant to the best interests of the Company. A director who tenders a resignation pursuant to this Policy will not participate in any meeting of the Board at which the resignation is considered. The Company will promptly issue a news release with the Board’s decision.

Copies of the charters of the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee, as well the Code of Conduct and Corporate Governance Guidelines, are available free of charge at MDC Partners’ website located at http://www.mdc-partners.com/investors/corporate-governance. Copies are also available to any shareholder upon written request to 745 Fifth Avenue, 19th Floor, New York, NY 10151, Attn: Investor Relations.

Meetings

The Board held nine (9) meetings in 2017. All current members of the Board who served as directors during 2017 attended each Board meeting during the period in which they served in 2017.

The various Board committees met the number of times shown in parentheses: Audit Committee (5); Human Resources & Compensation Committee (5); and Nominating & Corporate Governance Committee (1). Each incumbent director that served as a director during 2017 attended all meetings of all Board committees on which they served during such period. MDC has a formal policy regarding attendance by directors at its annual general meetings of shareholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of any such meeting. All seven (7) members of the Board that served as directors during 2017 attended the 2017 annual meeting of shareholders.

Committees of the Board

The Board currently has three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating & Corporate Governance Committee. In December 2014, the Board also formed the Special Committee, composed of Scott Kauffman and Irwin Simon, to oversee the production of documents and review issues related to the SEC investigation. The SEC investigation is now complete and resolved. Accordingly, the Special Committee is no longer active. The terms of reference and mandate for each committee of the Board are summarized below.

Membership on Standing Board Committees

Director	Audit Committee	Human Resources and Compensation Committee	Nominating and Corporate Governance Committee
Irwin D. Simon Presiding Director		✓	Chair
Clare R. Copeland		Chair
Daniel S. Goldberg	✓		✓
Bradley J. Gross
Scott L. Kauffman
Larry S. Kramer	✓	✓
Anne Marie O’Donovan	Chair		✓
Desirée Rogers		✓	✓

Audit Committee

The Audit Committee is currently composed of three members, all of whom are considered to be “independent” according to the applicable rules of NASDAQ, the Securities and Exchange Commission and applicable Canadian laws. The Audit Committee reviews all financial statements, annual and interim, intended for circulation to shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee on matters and questions relating to the financial position of MDC Partners and its affiliates. The Audit Committee is also responsible for overseeing and reviewing with management and the independent auditor the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; risk oversight matters; reviewing with management its compliance with prescribed policies, procedures and internal controls; and reviewing with management and the independent auditor their reports on internal controls, as presented in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. While the Audit Committee has the duties and responsibilities set forth above, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and evaluating their effectiveness, and the independent auditor has the responsibility of auditing the financial statements and effectiveness of internal controls over financial reporting.

As of April 16, 2018, the current members of the Audit Committee are: Anne Marie O’Donovan (Chairperson), Daniel Goldberg and Larry Kramer. The Board has determined that Ms. O’Donovan qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable NASDAQ and Securities and Exchange Commission regulations. In addition, each of the members of the Audit Committee is “financially literate” as required by applicable Canadian securities laws. The Audit Committee’s current charter is appended hereto as Exhibit A and is available at http://www.mdc-partners.com.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee is composed of three (3) members, all of whom are considered to be “independent” according to the applicable rules of NASDAQ and the Securities and Exchange Commission and by applicable Canadian securities laws. The Nominating & Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating & Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating & Corporate Governance Committee are: Irwin Simon (Chairman), Daniel Goldberg and Anne Marie O’Donovan. The Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Human Resources & Compensation Committee

As of April 16, 2018, the current members of the Human Resources & Compensation Committee (the “Compensation Committee”) are: Clare Copeland (Chairman), Larry Kramer and Irwin Simon. All of the members of the Compensation Committee are considered to be “independent” according to the applicable rules of NASDAQ and the Securities and Exchange Commission and applicable Canadian securities laws, and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the SARs Plan, the 2016 Stock Incentive Plan and the 2008 Key Partners Incentive Plan (each as defined below). Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Compensation Committee. From 2015 through 2018, the Compensation Committee engaged Mercer Human Resource Consulting LLC to review and evaluate the Company’s executive compensation levels, and to make recommendations for compensation of the Company’s executive officers based on comparable industry levels, which recommendations have been implemented by the Compensation Committee. The Compensation Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Board Leadership, Executive Sessions and Communications with the Board

Presently, Mr. Kauffman, our Chief Executive Officer, is also the Chairman of the Board. The Board does not require the separation of the offices of Chairman of the Board and Chief Executive Officer. All of the Company’s directors, whether members of management or not, have a fiduciary duty to exercise their business judgment in the best interests of the Company. The Board believes separating the roles of Chairman of the Board and Chief Executive Officer would not diminish or augment these fiduciary duties. The Board deliberates and decides, each time it selects a Chairman of the Board, whether the roles should be combined or separate, based upon the then current needs of the Company and the Board. The Board believes that the Company is currently best served by having Mr. Kauffman hold each of these positions, and by having a separate independent director (currently Mr. Simon) serve as “Presiding Director.” In the Board’s view, the current leadership structure facilitates strong communication and coordination between management and the Board and enables the Board to adeptly fulfill its risk oversight responsibilities.

Non-employee directors frequently meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. The Company’s Presiding Director has the primary responsibility to preside over these sessions of the Board. The current Presiding Director is Irwin Simon; he was appointed to that position effective July 20, 2015. Additional information about the role of the Presiding Director is set forth in the Company’s Corporate Governance Guidelines, which are available free of charge at MDC Partners’ website at http://www.mdc-partners.com/investors/corporate-governance. Shareholders or other interested parties who wish to communicate with the Presiding Director or any other member of the Board may do so by mail or courier, to MDC Partners Inc., c/o Matt Chesler, VP, Investor Relations and Finance, 745 Fifth Avenue, 19th Floor, New York, NY 10151. To facilitate a response, in appropriate circumstances, shareholders are asked to provide the following information: (i) their name; (ii) an address, telephone number, fax number and e-mail address at which they can be reached; and (iii) the number of shares or aggregate principal amount of debt that they hold, and the date those securities were acquired.

The Board has extensive involvement in the oversight of risk management related to us and our business. The Board accomplishes this oversight both directly and through its committees, each of which assists the Board in overseeing a part of our overall risk management and regularly reports to the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and compliance and risk management functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Human Resources & Compensation Committee considers, and discusses with management, management’s assessment of certain risks, including whether any risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. The Nominating & Corporate Governance Committee oversees and evaluates programs and risks associated with Board organization, membership and structure and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.

With respect to cybersecurity risk oversight, our Board of Directors and our Audit Committee receive periodic reports from the appropriate managers on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to these periodic reports, our Board of Directors and our Audit Committee receive updates from management as to changes to the Company’s cybersecurity risk profile or significant newly identified risks.

Director Nominations

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and committees, including persons suggested by shareholders and others. While the Board has not adopted a formal policy for diversity in identifying director nominees, the Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. Beginning in 2017, Spencer Stuart, a leadership consulting firm, conducted an extensive search for qualified nominees, resulting in the recommendation of Ms. O’Donovan, Mr. Kramer and Mr. Goldberg. In April 2018, the Company’s internal recruiting department identified an extensive list of potential candidates to join the Board. From that list of potential candidates, the Chairman, the Presiding Director and the Nominating and Governance Committee determined to nominate Desirée Rogers, who was subsequently appointed to the Board on April 26, 2018. The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters within its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and terms, with the Company bearing the cost of such fees.

In addition, Mr. Gross was nominated by Goldman Sachs pursuant to its rights in connection with the purchase of the Series 4 Preference Shares.

Compensation of Directors

MDC paid its directors who are not employees of MDC or any of its subsidiaries a $60,000 annual retainer in respect of 2017. The amount of the annual retainer was increased to $70,000 in 2018. MDC also pays a fee of $2,000 for attendance at any Board or Committee meeting. Fees for director attendance at meetings are limited to two meetings per day. MDC pays an additional retainer for certain positions held by a director: $75,000 for the Presiding Director, $20,000 for the Audit Committee Chair, $5,000 for the Audit Committee financial expert and $15,000 for other Committee Chairs. In addition, non-employee directors receive an annual grant of restricted stock with a grant date market value of approximately $100,000, vesting on the third anniversary of the grant date.

Mr. Kauffman is not entitled to receive any separate or additional compensation in connection with his services on the Board. Mr. Gross, the nominee director of Goldman Sachs, also does not receive any compensation for his services on the Board.

The following table sets forth the compensation paid to or earned during fiscal year 2017 by our non-management directors:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2017

Non-Management Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	All Other Compensation ($)	Total ($)
Clare R. Copeland	105,000	103,200	(1)	—	N/A	208,200
Daniel S. Goldberg	94,000	103,200	(1)	—	N/A	197,200
Bradley J. Gross	—	—		—	N/A	—
Larry S. Kramer	96,000	103,200	(1)	—	N/A	199,200
Anne Marie O’Donovan	119,000	103,200	(1)	—	N/A	222,200
Desirée Rogers(2)	—	—		—	N/A	—
Irwin D. Simon	182,000	103,200	(1)	—	N/A	285,200

(1)	On January 30, 2017, Mr. Copeland, Mr. Goldberg, Mr. Kramer, Mr. Simon and Ms. O’Donovan each received a grant of 16,000 restricted shares. All of these grants were awarded under the 2016 Stock Incentive Plan. The amount in this table reflects the aggregate grant date fair value of such grants as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting period. For a discussion of the assumptions relating to these valuations, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” set forth in our annual report on Form 10-K for the year ended December 31, 2017. The aggregate number of restricted shares outstanding as of December 31, 2017 for our non-employee directors was as follows: 24,570 shares for Mr. Copeland; 21,000 shares for Mr. Goldberg; 21,000 shares for Mr. Kramer; 21,000 shares for Ms. O’Donovan; 0 shares for Ms. Rogers; and 24,570 shares for Mr. Simon.
(2)	Ms. Rogers was appointed to the Board on April 26, 2018, and was not paid any compensation in 2017.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (or “CD&A”) section outlines our compensation philosophy and describes the material components of our executive compensation practices for Mr. Kauffman (our CEO), David Doft (our CFO) and our other named executive officers (or “NEOs”).

EXECUTIVE SUMMARY

In 2017, the Compensation Committee reaffirmed its commitment to adhere to our “pay-for-performance” requirements, and determined to pay annual incentive awards based upon the Company’s achievement of specified financial targets in 2017. In 2016, the Company did not pay any performance bonus to the CEO or NEOs given the Company’s failure to achieve its 2016 financial performance targets.

Continued Improvements to Governance and Compensation Practices in Response to Shareholder Feedback:

Our annual “Say-on-Pay” advisory vote in 2017 continued to improve substantially, as approximately 98% of votes cast were voted in favor of our executive compensation program, as compared to only 53% in respect of 2015.

In response to the disappointing 2015 voting results, management and the Board undertook a concentrated effort to focus on shareholder outreach and solicitation of feedback in 2016 and 2017. Based on shareholder feedback, and as part of the Company’s continuous efforts to implement executive compensation programs that align the interests of management with our shareholders, the Board adopted several governance and compensation-related changes in 2016 and 2017.

In addition, MDC’s Board and management team implemented several governance and compensation-related remedial measures focused on improved internal controls and corporate governance initiatives. Each of the remedial measures and improved compensation practices summarized below, together with other initiatives adopted in 2017, were consistent with the changes suggested by our largest shareholders. Importantly, in January 2017, we announced that we fully settled the SEC investigation with no finding by the SEC of intentional wrongdoing by any current directors or officers, and we prevailed in having the U.S. securities class action litigation dismissed, with prejudice (each as described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2017).

•	Implementation of “Pay for Performance” Measures; Incentive Awards Based on Achievement of 2017 Performance Metrics. For 2017 incentive awards, the Compensation Committee reaffirmed its commitment to using “pay-for-performance” incentive arrangements based solely on the achievement of financial targets and individual performance criteria. The Company achieved the 2017 financial targets established by the Compensation Committee, and the CEO and each of the NEOs achieved their individual performance criteria (KPIs). Accordingly, the Compensation Committee determined to award cash incentives to the CEO and other NEOs in respect of their financial performance-based cash incentives.
•	Grants of Restricted Stock Awards with Vesting Based Solely on Financial Performance. All new grants of restricted stock to executive officers in 2016, 2017 and 2018 contain financial performance-based vesting requirements, and are not just subject to time-based vesting requirements. In 2017, no time-based restricted stock grants were made to executive officers except in connection with inducement grants under new executive employment agreements.
•	Greater Majority of Board of Directors Currently Independent. Several institutional shareholders suggested that a greater percentage of the Company’s Board of Directors should be independent. As part of the Board’s commitment to stronger corporate governance initiatives announced in June 2017, the Board is currently composed of seven (7) non-management directors and one (1) management director. Accordingly, 88% of the current Board of Directors is comprised of non-management directors, as compared to April 2015, when only 57% of the Board was independent.

We firmly believe that the implementation of the foregoing improvements to our governance and compensation practices described above has appropriately addressed all of our key shareholders’ concerns.

OVERVIEW OF OUR COMPENSATION PROGRAM FOR NAMED EXECUTIVE OFFICERS

The Company traditionally uses a mix of short- and long-term and fixed and variable elements in compensating the NEOs: base salary; annual cash bonus incentives; and long-term incentive awards. In prior years, long-term incentive awards often included equity-based awards that vested based solely on continued employment. However, as described in more detail below, the Compensation Committee redesigned the long-term incentive program for our NEOs so that all future long-term equity awards granted to NEOs will either be subject to performance-based vesting requirements or will have value only to the extent that our stock price increases following the grant date.

Compensation Philosophy

In 2017, the Compensation Committee reaffirmed its compensation strategy to appropriately link compensation levels with shareholder value creation by:

•	Aligning pay with financial performance as a meaningful component of total compensation;
•	Providing total compensation capable of attracting, motivating and retaining executives of outstanding talent;
•	Focusing our executives on achieving key objectives critical to implementing the Company’s business strategy and achieving financial performance goals;
•	Imposing and enforcing appropriate “claw-back” repayment requirements for resignation or termination for cause; and
•	Safeguarding the Company’s business interests, including protection from adverse activities by executives.

Risk Assessment

The Compensation Committee reviews with management the design and operation of the Company’s performance goals and metrics used in connection with incentive awards and determined that these policies do not provide the Company’s executive officers or other employees with incentive to engage in behavior that are reasonably likely to have a material adverse effect on the Company. As discussed below in greater detail, the principal measures of our business performance to which named executive officer compensation is tied are Adjusted EBITDA (as defined below) and individual key performance criteria, and in the case of equity incentive awards, the value returned to shareholders as measured by stock price appreciation, as compared to a specified peer group of companies.

Process for Determining the Compensation of our Named Executive Officers

Our Compensation Committee.   As of April 1, 2018, the Compensation Committee was composed of three independent, non-employee directors. The Compensation Committee oversees the Company’s executive compensation and benefit plans and practices, including its incentive compensation and equity-based plans, and reviews and approves the Company’s management succession plans. Specifically, the Compensation Committee determines the salaries and the performance measures and awards under the annual bonus incentive program for the Chief Executive Officer and other executive officers. The Compensation Committee also determines the amount and form of long-term incentive awards, which typically take the form of equity incentive grants, including shares of restricted stock under the 2016 Stock Incentive Plan, and stock appreciation rights (SARs) under the SARs Plan.

Engagement of Compensation Consultant.   In 2016 and 2017, the Compensation Committee retained Mercer Human Resource Consulting (“Mercer”), a compensation consulting firm, to provide objective analysis, advice and information to the Compensation Committee, including competitive market data and recommendations related to CEO and other named executive officer compensation. Mercer reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. In addition to the advice described above, the Compensation Committee engaged Mercer to assist in designing the new LTIP Plan to enhance pay-for-performance alignment. In accordance with NASDAQ listing standards and SEC regulations, the Compensation Committee assessed the independence of Mercer and determined that it was independent from management and that Mercer’s work has not raised any conflict of interest.

Mercer has attended Compensation Committee meetings at the Compensation Committee’s request and has also met with the Compensation Committee in executive session without management present. In particular, the Compensation Committee worked with Mercer to structure performance-based annual and long-term incentive programs designed to retain the Company’s executive management team and to motivate them to achieve goals that increase shareholder value. The Compensation Committee sought to ensure that its incentive plans properly align management incentive compensation targets with the performance targets most relevant to shareholders. The Compensation Committee also considered recent trends in executive compensation.

The aggregate amount of fees billed by Mercer for services related to designing the LTIP awards and determining compensation for the Company’s named executive officers was equal to approximately $37,000 for 2017.

Role of Named Executive Officers in Compensation Decisions: Input from Senior Management.   The Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the named executive officers. As part of the Company’s annual planning process, the CEO and CFO develop targets for the Company’s incentive compensation programs and present them to the Compensation Committee. These targets are reviewed by the Compensation Committee to ensure alignment with the Company’s strategic and annual operating plans, taking into account the targeted year-over-year improvement as well as identified opportunities and risks. Based on performance appraisals, including an assessment of the achievement of pre-established financial and individual “key performance indicators,” the CEO recommends to the Compensation Committee cash and long-term incentive award levels for the Company’s other executive officers. Each year, the CEO presents to the Compensation Committee his evaluation of each executive officer’s contribution and performance over the past year, and strengths and development needs and actions for each of the executive officers. The Compensation Committee exercises its discretionary authority and makes the final decisions regarding the form of awards, targets, award opportunities and payout value of awards. No executive officer participates in discussions relating to his or her own compensation.

ELEMENTS OF OUR COMPENSATION PROGRAM FOR OUR NAMED EXECUTIVE OFFICERS

The following table details the elements of our compensation program which are designed to achieve our compensation objectives for the named executive officers:

Compensation Program Elements	Description	How This Element Promotes Company Objectives
Base Salary	Fixed annual compensation that provides ongoing income.	Intended to be competitive with marketplace.
Annual, Short-Term Cash Incentive Awards; Repayment or “Claw-back” Requirements	Opportunity to earn performance-based compensation if the Company achieves financial performance goals, and if the executive achieves individual “key performance indicators” (KPIs). For 2017, financial performance goals were based on the Company’s Adjusted EBITDA and individual performance criteria. Any future awards are expected to include “claw-back” requirements.	Motivates and rewards achievement of annual corporate and personal objectives that build shareholder value. Repayment or “claw-back” requirements encourage executive retention.
At-Risk Equity Incentive Awards (Restricted Stock)	Opportunity to earn equity incentive awards based upon three-year financial performance vesting terms.	Promotes achievement of key multi-year corporate objectives; the vesting requirements of these incentive awards are designed to motivate executives to achieve goals that align the executive’s interests with shareholders. Long-term vesting promotes executive retention.
Cash LTIP Awards	Opportunity to earn performance-based compensation if the Company achieves financial performance goals (Adjusted EBITDA) and superior “Relative Total Shareholder Return” (TSR) as compared to a pre-defined industry comparator group over three (3) year measurement period following date of grant.	Grant and vesting requirements of these long-term incentive awards are designed to motivate executives to achieve stretch goals that align the executive’s interests with shareholders, based on financial performance and relative shareholder value creation over a 3-year period. Long term vesting also promotes executive retention.
Stock Appreciation Rights	An award of SARs represents the right to receive cash or shares of the Company based upon the appreciation of the fair market value of the stock price following the grant date.	More highly leveraged risk and reward alignment with shareholder value; service-based vesting promotes executive’s retention.

Compensation Program Elements	Description	How This Element Promotes Company Objectives
Severance Payments and Benefits	Payments and benefits upon termination of an executive’s employment in specified circumstances.	Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a change in control and leadership transitions.
Benefits	Health and welfare benefits.	Fair and competitive programs to provide family health care protection, facilitate recruitment and retention.
Perquisites	Limited personal benefits provided as an element of compensation, including a fixed “perquisite allowance” to NEOs.	Fair and competitive programs to facilitate recruitment and retention.

In setting policies and administering the compensation of named executive officers, the Compensation Committee reviews all elements of total compensation, benefits and perquisites. The Compensation Committee reviews reports and analyses of executive compensation in consultation with its outside consultant, including current practices and trends among peer companies and the advertising and marketing services industry.

2017 Base Salaries.  The Compensation Committee reviews base salaries annually or at other times when appropriate. In determining the amount of base salary that each NEO receives, the Compensation Committee reviews the executive’s current compensation, time in position, any change in the executive’s position or responsibilities and the relation of the executive’s position and compensation to those of other executives within the Company and in similar positions at peer companies. Effective January 2017, the Committee determined to increase Mr. Ross’ annual base salary to $500,000 per year based upon his expanded scope of responsibilities on strategic initiatives.

2017 INCENTIVE AWARDS: FINANCIAL AND INDIVIDUAL PERFORMANCE METRICS

Pay-for-Performance Analysis; Achievement of 2017 Financial Targets.  The Company’s compensation program is designed to reward performance relative to corporate financial performance criteria and individual incentive criteria. The Company’s overall financial performance for 2017 exceeded the financial targets established by the Compensation Committee.

Specifically, the Company’s 2017 financial performance of Adjusted EBITDA exceeded the Company’s baseline Adjusted EBITDA target ($203.4 million). The Compensation Committee also determined that the Company achieved certain other financial and strategic goals in 2017, including deleveraging the Company’s balance sheet through the successful completion of a capital markets transaction with Goldman Sachs for its $95 million convertible preferred financing; a further significant reduction in corporate expenses; the successful launch of a new data analytics platform with Gale Partners and Zero & One; and the successful extension of partnership relationships with key founding partners at several operating agencies. The Compensation Committee’s executive compensation decisions in 2017 aligned with this financial and operational performance.

Calculation of 2017 Annual Incentive Awards; Individual Performance Metrics.  In 2017, each NEO was eligible to earn an annual incentive award in an amount equal to his base salary. In determining the 2017 annual incentive awards to be paid to each of the named executive officers, following the conclusion of fiscal 2017 the Compensation Committee reviewed actual financial and individual performance relative to individual incentive criteria. The Company does not apply a formula or use a pre-determined weighting when comparing overall performance against the various individual objectives, and no single objective is material in determining individual awards. However, the Compensation Committee assessed each executive’s individual performance to determine the actual bonus incentive award payable to Mr. Kauffman and each named executive officer, including the following:

Scott Kauffman:  For Mr. Kauffman, the Compensation Committee considered the Company’s strong financial performance, as well as Mr. Kauffman’s effective leadership role in implementing the Company’s strategic and operating plans. Specifically, the Compensation Committee recognized that Mr. Kauffman successfully led the capital markets transaction with Goldman Sachs for its $95 million investment in 2017, together with several strategic initiatives, including the launch of a new data analytics platform and the further reduction of corporate expenses. Mr. Kauffman therefore received an annual bonus for 2017 equal to $1,200,000.

David Doft:  Mr. Doft implemented significant corporate cost reductions and managed improvements to the Company’s working capital processes in 2017, resulting in achievement by the Company of its cash management targets. In addition, Mr. Doft was instrumental in the successful capital markets transaction with Goldman Sachs. As a result, Mr. Doft received an annual cash bonus for 2017 equal to $650,000.

Mitchell Gendel:  Mr. Gendel effectively managed all legal matters for the Company, including the successful resolution of the SEC’s ongoing investigation in 2017 and the settlement of other legal claims. In addition, Mr. Gendel effectively managed the Company’s Human Resources department, leading negotiations for several new executive employment and termination agreements and a new health benefit plan; managed the Real Estate department, executing office lease efficiencies in several key markets; and assisted in the remediation of identified internal control issues as part of the Company’s improved corporate governance practices. As a result, Mr. Gendel received an annual cash bonus for 2017 equal to $550,000.

Robert Kantor:  Mr. Kantor successfully led the Company’s new business initiatives, and significantly surpassed targeted performance goals with several global account wins across the Company’s agency network. As a result, Mr. Kantor received an annual cash bonus for 2017 equal to $500,000.

David Ross:  Mr. Ross successfully led the Company’s corporate development initiatives, driving parts of a strategic plan that included launching the Company’s data-at-the center offering, implementing long-term management retention incentives at several of the Company’s key agencies, and divesting certain identified non-core assets. As a result, Mr. Ross received an annual cash bonus for 2017 equal to $500,000.

2017 LTIP Equity Incentive Awards.  In 2017, the Compensation Committee determined to award the CEO and each NEO restricted stock grants under the 2016 Stock Incentive Plan. Vesting for these awards is conditioned upon achievement of three (3) year financial performance targets and continued employment pursuant to the terms of an award agreement made under the Plan (the “2017 LTIP Equity Incentive Awards”). Pursuant to the terms of the 2017 LTIP Equity Incentive Awards, the shares of restricted stock granted to our NEOs will vest based upon the Company’s level of achievement of “Actual Cumulative EBITDA” (calculated as described below) over the performance period commencing on January 1, 2017 and ending on December 31, 2019 (the “Performance Period”).

In addition, in order to more closely align the interests of our NEOs with those of our shareholders by tying a portion of their compensation to the market value of our Class A Shares, the Committee determined to award each of the NEOs (other than Mr. Kauffman) an amount equal to approximately 20% of their LTIP incentive award in the form stock appreciation rights (SARs). These SARs grants vest on the third anniversary of the grant date and expire on January 31, 2022, subject to continued employment through such date, and will reward management only to the extent that the underlying Class A shares of the Company appreciate above the exercise price on the date of grant.

For purposes of the foregoing LTIP restricted stock awards, “EBITDA” is defined as the Company’s consolidated earnings before interest, taxes, depreciation and amortization, plus any non-cash charges for stock-based compensation which were deducted in the calculation of EBITDA. “Actual Cumulative EBITDA” is defined as the sum of the Company’s actual annual EBITDA for the Company’s 2017, 2018 and 2019 fiscal years, as determined by the Compensation Committee. “Cumulative EBITDA Target” is defined as the sum of the EBITDA targets as set forth in the Company’s annual budget for each of the Company’s 2017, 2018 and 2019 fiscal years, in each case as determined by the Compensation Committee at the beginning of each such fiscal year.

The Compensation Committee chose EBITDA as the financial performance measure under the 2017 LTIP restricted stock awards because it is a key indicator of Company profitability.

On January 31, 2017, the Company issued LTIP Equity Incentive Awards to each of the NEOs in the following target amounts: Scott Kauffman — 300,000 shares; David Doft — 80,000 shares; Mitchell Gendel — 80,000 shares; Robert Kantor — 70,000 shares; and David Ross — 70,000 shares. Each of the foregoing 2017 LTIP Equity Incentive Awards will vest on March 1, 2020, based on the Company’s Actual Cumulative EBITDA as described above. The Compensation Committee sets the EBITDA target for each of 2017, 2018 and 2019 at the beginning of each applicable year at levels the Compensation Committee believes are challenging but reasonably achievable. Under FASB ASC Topic 718, these restricted stock awards do not yet have an established grant date or grant date fair value because the financial performance target, the Cumulative EBITDA Target, is not yet established. As there is not yet a grant date under FASB ASC Topic 718, in accordance with the SEC’s disclosure rules, amounts relating to these awards are not included in the Summary Compensation Table or the Grants of Plan-Based Awards in Fiscal Year 2017 table.

In addition, on January 31, 2017, the Company granted SARs awards to the NEOs other than Mr. Kauffman in respect of a number of our Class A Shares as follows: Mr. Doft — 50,000 shares; Mr. Gendel — 50,000 shares; Mr. Kantor — 43,000 shares; and Mr. Ross — 43,000 shares.

Partial Payout Under 2015 Cash LTIP Awards.  In January 2015, the Committee granted to each of the NEOs (other than Mr. Kauffman) awards under the Company’s 2014 Long-Term Cash Incentive Plan, with a target value equal to $250,000. These grants vested at the end of the applicable three (3) year measuring period on December 31, 2017. The financial performance criteria were based on the following two specific metrics that are each given 50% weight: (i) three (3) year cumulative EBITDA growth as measured against the approved annual EBITDA targets for such period; and (ii) relative total shareholder return (“TSR”) based on share price appreciation and dividends as compared to a pre-defined comparator group over the same three (3) year period. The Company failed to achieve the 3-year TSR target for these awards, but the Company did achieve a portion of the 3-year cumulative EBITDA of $580.1 million, or approximately 94% of the 3-year cumulative EBITDA target. Accordingly, the Company made a partial payment to each of the NEOs (other than Mr. Kauffman) in March 2018 in an amount equal to $117,664 in respect of the 2015 Cash LTIP Awards.

Stock Ownership Guidelines.  The Company’s stock ownership guidelines require that each named executive officer own a significant equity stake in the Company during their employment. The Compensation Committee believes that stock ownership by senior managers strengthens their commitment to the future of the Company and further aligns their interests with those of our shareholders. The Board has adopted the following stock ownership guidelines: Chief Executive Officer and Chief Financial Officer to own stock with a value of at least four (4) times his base salary; and each other named executive officer, at least three (3) times their base salary. An executive must reach his target ownership level within four years after becoming subject to the stock ownership guidelines. As of December 31, 2017, the CEO and all other named executive officers were in full compliance with the Company’s stock ownership guidelines.

Prohibition of Pledging or Hedging of the Company’s Stock.  The Board has adopted policies to prohibit any pledge or hedging of the Company’s stock by officers and directors of the Company. Currently, no stock is pledged or hedged by any of the Company’s directors or officers.

Employment Agreements.  The Company has employment or services agreements with the CEO and all of the other named executive officers. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination while requiring compliance with restrictive covenants. Employment agreements promote complete documentation and understanding of employment terms, including strong protections for our business.

Claw-back Agreements.  In connection with the payment of cash incentive amounts to the CEO and each of the other named executive officers in respect of 2017, the Company required that each agree in writing to repay the Company a pro rata portion of his cash incentive payment if he resigned his employment or his employment was terminated for “cause” prior to December 31, 2019. These agreements also encourage long term retention of key executives by the Company.

Business Protection Terms.  The Company’s named executive officers are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to solicit clients or employees, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in employment agreements and in connection with compliance with the Company’s Code of Conduct.

Equity Award Grant Policies.  The Board of Directors and the Compensation Committee have adopted policies and procedures governing the granting of any equity incentive awards, including the following:

•	Equity incentive awards granted to executive officers must be approved by the Compensation Committee or the full Board of Directors, and be made at quarterly in-person meetings and not be made via unanimous written consent. An attorney (who may be an employee of the Company) must be present at each such Compensation Committee or Board meeting.
•	If grants are required to be awarded in connection with hiring new employees in between quarterly Compensation Committee meetings, such grants may be approved at a special meeting, which may be telephonic or in-person.
•	Options, SARs and other equity incentive awards must be priced at the closing price on the date immediately prior to the date of the Compensation Committee meeting at which the grant is approved.

Comparator Companies.  In determining compensation opportunities and payments to executives, the Compensation Committee may, from time to time, review competitive opportunities, payments, practices and performance among a comparator group of companies. Although we do not engage in formal benchmarking of NEO compensation, we intend that, if our named executive officers achieve individual and financial corporate objectives in a given year, they will earn total direct compensation that compares favorably with the total direct compensation earned by executives performing similar functions at comparator companies.

Retirement Programs.  The Company offers each U.S.-based executive the opportunity to make individual contributions to a broad-based 401(k) Plan administered by the Company and generally available to the Company’s U.S. employees. However, the Company does not make or match any employee contributions to the 401(k) Plan for the Company’s employees. The Company does not provide any other specific retirement or pension benefits for its named executive officers.

Severance Policies.  We provide severance protection to our named executive officers in employment agreements, as detailed below under the caption “Potential Payments upon Termination or Change-In-Control.” As discussed above, this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate.

Section 162(m).  Pursuant to Section 162(m), publicly-held corporations are prohibited from deducting compensation paid to the named executive officers except the Chief Financial Officer, as of the end of the fiscal year, in excess of $1 million, unless the compensation is “performance-based.” Although the Compensation Committee considers the impact of Section 162(m) when making its compensation determinations, the Compensation Committee has determined that its need for flexibility in designing an effective compensation plan to meet our objectives and to respond quickly to marketplace needs has outweighed its need to maximize the deductibility of its annual compensation. The Compensation Committee reviews this policy from time to time.

As used in this Proxy Statement:

“Adjusted EBITDA” is a non-U.S. GAAP measure that represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items, adjusted for certain items at the discretion of the Compensation Committee. A reconciliation of “Adjusted EBITDA” to the U.S. GAAP reported results of operations for the year ended December 31, 2017 is provided in the Annex to this proxy statement.

REPORT OF THE HUMAN RESOURCES &
COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Human Resources & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2017 Annual Report on Form 10-K for filing with the SEC.

The Human Resources & Compensation Committee
Clare R. Copeland (Chairman)
Larry Kramer
Irwin D. Simon

Executive Compensation

This section contains information, both narrative and tabular, regarding the compensation for fiscal 2017, 2016, and 2015 for (1) our principal executive officer in 2017; (2) our principal financial officer in 2017; and (3) our three other most highly compensated executive officers who were serving as executive officers as of the end of 2017 (collectively, the “NEOs” or the “named executive officers”). Mr. Ross was not a NEO in 2015; therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for the year that this individual was not a NEO is not included in the table below.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards/ SARS ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Scott L. Kauffman, Chairman and Chief Executive Officer	2017 2016 2015	1,200,000 1,200,000 500,641	1,200,000 0 800,000	0 0 1,926,000	0 0 0	0 0 0	9,953 8,400 34,135	2,409,953 1,208,400 3,260,776
David Doft, Chief Financial Officer	2017 2016 2015	650,000 650,000 500,000	650,000 0 575,000	0 0 0	117,630 0 0	117,664 119,707 0	52,785 52,154 47,687	1,588,079 821,861 1,122,687
Mitchell Gendel, General Counsel	2017 2016 2015	550,000 550,000 500,000	550,000 0 575,000	0 0 0	117,630 0 0	117,664 119,707 0	50,207 49,576 48,007	1,385,501 719,283 1,123,007
Robert Kantor, Global Chief Marketing Officer	2017 2016 2015	500,000 500,000 500,000	500,000 0 600,000	0 0 0	101,162 0 0	117,664 119,707 0	66,093 40,154 38,367	1,284,919 659,861 1,138,367
David Ross, EVP, Strategy and Corporate Development	2017 2016	495,833 425,000	500,000 0	0 0	101,162 0	117,664 119,707	22,785 22,154	1,237,444 566,861

(1)	As disclosed in the CD&A, the Company’s practice is to require senior executives to sign Incentive/Retention Agreements in connection with each annual bonus payment, which agreement provide for a pro rata repayment of each bonus paid if he/she resigns or is terminated for cause within two years of the end of the performing year.
(2)	Reflects the grant date fair value of the equity awards we granted to our NEOs as determined in accordance with FASB Topic 718. For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our annual report on Form 10-K for the year ended December 31, 2017. On January 31, 2017, the Company issued 2017 LTIP Equity Incentive Awards to each of the NEOs in the following target amounts: Scott Kauffman — 300,000 shares of restricted stock with a market value of $1,920,000 on January 31, 2017; David Doft — 80,000 shares of restricted stock with a market value of $512,000 on January 31, 2017; Mitchell Gendel — 80,000 shares of restricted stock with a market value of $512,000 on January 31, 2017; Robert Kantor — 70,000 shares of restricted stock with a market value of $448,000 on January 31, 2017; and David Ross — 70,000 shares of restricted stock with a market value of $448,000 on January 31, 2017. Each of the foregoing restricted stock grants will vest on March 1, 2020, based on the Company’s Actual Cumulative EBITDA for the period commencing on January 1, 2017 and ending on December 31, 2019. See “Compensation Discussion and Analysis — Elements of our Compensation Program for our Named Executive Officers — 2017 LTIP Equity Incentive Awards.” Under FASB ASC Topic 718, these restricted stock awards do not yet have an established grant date fair value because the financial performance target is not yet established.
(3)	Reflects the grant date fair value of the SARs awards we granted to our NEOs as determined in accordance with FASB Topic 718. For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our annual report on Form 10-K for the year ended December 31, 2017.
(4)	Reflects amounts paid March 2, 2018 in connection with grants made in February 2015 pursuant to the 2014 Cash LTIP Plan, following a determination of the Company’s financial performance over the 3-year period ended December 31, 2017.

(5)	“All other compensation” is composed of the following perquisites, personal benefits and other items for our NEOs in 2017:

Name	Perquisite Allowance	Health Insurance Premiums	Other Perquisites		Total
Scott L. Kauffman	—	9,953	—		9,953
David Doft	30,000	22,785	—		52,785
Mitchell Gendel	25,000	25,207	—		50,207
Robert Kantor	18,000	22,785	25,308	(a)	66,093
David Ross	—	22,785	—		22,785
(a)	Mr. Kantor is provided with the use of a Company-owned vehicle that was acquired by the Company in 2014 in connection with a client engagement. The value of this benefit was derived from the approximate market cost of leasing a comparable vehicle.
(6)	“Total” compensation in this column does not include restricted stock awards granted in January 2017, to the CEO and other NEOs, for the reasons described above in footnote 2.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2017

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Share)	Grand Date Fair Value of Stock and Option Awards ($)(2)
Scott L. Kauffman	—	—	—	—
David Doft	1/31/2017	50,000	6.60	117,630
Mitchell Gendel	1/31/2017	50,000	6.60	117,630
Robert Kantor	1/31/2017	43,000	6.60	101,162
David Ross	1/31/2017	43,000	6.60	101,162

(1)	Reflects grants of SARs which vest on the third anniversary of the date of grant.
(2)	Represents the grant date fair value of the SARs awards computed in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with all of our named executive officers, as described in more detail below.

Scott L. Kauffman

MDC Partners has an employment agreement with Mr. Kauffman, effective July 20, 2015, pursuant to which Mr. Kauffman serves as our Chief Executive Officer. Mr. Kauffman’s term of employment with the Company is for an indefinite period unless and until either Mr. Kauffman gives to the Company thirty (30) days advance written notice of resignation or the Company terminates Mr. Kauffman’s employment, with or without “Cause” (as defined in his employment agreement).

Mr. Kauffman received an annualized base salary of $1,100,000 during his term of employment in 2015 (increased to $1,200,000 effective as of January 1, 2017), and he is eligible to receive an annual discretionary bonus in a target amount equal to 100% of his base salary, as determined by the Compensation Committee, based upon Mr. Kauffman’s individual performance, the overall financial performance of the Company and such other factors as the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. As part of his new employment agreement, Mr. Kauffman received a grant of 100,000 shares of MDC restricted stock on August 26, 2015. In 2015, Mr. Kauffman received a monthly perquisite allowance in an amount equal to $6,250; however, commencing January 1, 2017, Mr. Kauffman no longer receives any perquisite allowance. Mr. Kauffman is eligible to participate in the Company’s welfare benefit plans and programs including disability and group life (including accidental death and dismemberment insurance). He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Kauffman’s employment is terminated under specified circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”

David Doft

MDC Partners has an employment agreement with Mr. Doft, effective August 10, 2007 (as amended on August 5, 2010), pursuant to which Mr. Doft serves as our Chief Financial Officer. Mr. Doft’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 45-day advance written notice of his or its intention not to renew. Mr. Doft currently receives an annualized base salary of $650,000 and he is eligible to receive an annual discretionary bonus in a target amount equal to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Doft’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures.

Mr. Doft also receives an annual perquisite allowance in an amount equal to $30,000. Mr. Doft is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment) and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Doft’s employment is terminated under specified circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”

Mitchell Gendel

MDC Partners has an employment agreement with Mr. Gendel, effective July 6, 2007 (as amended on March 5, 2011), pursuant to which Mr. Gendel serves as our General Counsel and Corporate Secretary. Mr. Gendel’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 30-day advance written notice of its intention not to renew. Mr. Gendel received an annualized base salary of $550,000 in 2017, which was increased to $650,000 effective March 1, 2018 due to his increased scope of responsibilities. He is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Gendel’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Gendel also receives an annual perquisite allowance in an amount equal to $25,000. Mr. Gendel is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Gendel’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Robert Kantor

MDC Partners has an employment agreement with Mr. Kantor, effective May 5, 2014, pursuant to which Mr. Kantor serves as our Global Chief Marketing Officer. Mr. Kantor’s current term of employment with the Company is for an indefinite period unless and until either Mr. Kantor gives to the Company six (6) months advance written notice of resignation or the Company terminates Mr. Kantor’s employment with or without “Cause” (as defined in his employment agreement).

Mr. Kantor received an annualized base salary of $500,000 in 2017, which was increased to $550,000 effective March 1, 2018 due to his increased scope of responsibilities. He is eligible to receive an annual discretionary bonus in a target amount equal to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Kantor’s individual performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures.

Mr. Kantor also receives an annual perquisite allowance in an amount equal to $18,000. Mr. Kantor is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment) and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Kantor’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”

David Ross

MDC Partners has an amended and restated employment agreement with Mr. Ross, effective February 27, 2017, pursuant to which Mr. Ross serves as our Executive Vice President, Strategy and Corporate Development. Mr. Ross’s term of employment is for an indefinite term, unless and until either Mr. Ross provides the Company with 30 days prior written notice of resignation, or if the Company terminates his employment with or without “Cause” (as defined in his employment agreement). Mr. Ross currently receives an annualized base salary of $500,000 (effective as of January 20, 2017) and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Ross’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Ross is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Ross’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

2017 LTIP Equity Incentive Awards

On January 31, 2017, the Company issued LTIP Equity Incentive Awards to each of the NEOs in the following target amounts: Scott Kauffman — 300,000 shares; David Doft — 80,000 shares; Mitchell Gendel — 80,000 shares; Robert Kantor — 70,000 shares; and David Ross — 70,000 shares. Each of the foregoing 2017 LTIP Equity Incentive Awards will vest on March 1, 2020, based on the Company’s Actual Cumulative EBITDA as described above. The Compensation Committee sets the EBITDA target for each of 2017, 2018 and 2019 at the beginning of each applicable year at levels the Compensation Committee believes are challenging but reasonably achievable. Under FASB ASC Topic 718, these restricted stock awards do not yet have an established grant date or grant date fair value because the financial performance target, the Cumulative EBITDA Target, is not yet established. As there is not yet a grant date under FASB ASC Topic 718, in accordance with the SEC’s disclosure rules, amounts relating to these awards are not included in the Summary Compensation Table or the Grants of Plan-Based Awards in Fiscal Year 2017 table.

In addition, the Committee determined to award each of the NEOs (other than Mr. Kauffman) an amount equal to approximately 20% of their LTIP incentive award in the form stock appreciation rights (SARS). As such, SARS awards were granted in respect of the following numbers of our Class A shares: David Doft — 50,000 shares; Mitchell Gendel — 50,000 shares; Robert Kantor — 43,000 shares; and David Ross — 43,000 shares. These grants vest on the third anniversary of the grant date and expire on January 31, 2022, and will reward management only to the extent that the underlying Class A shares of the Company appreciate above the exercise price on the date of grant. These SARS may be settled upon exercise in cash or stock at the option of the Company.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)					(b)	(c)	(d)	(e)
Scott L. Kauffman	—	—	—	—	103,570 (1)	1,009,808 (1)	(2)	(2)
David Doft	—	50,000	6.60	Feb 1, 2022			(2)	(2)
Mitchell Gendel	—	50,000	6.60	Feb 1, 2022			(2)	(2)
Robert Kantor	—	43,000	6.60	Feb 1, 2022			(2)	(2)
David Ross	—	43,000	6.60	Feb 1, 2022			(2)	(2)

(1)	Mr. Kauffman received the following grant in connection with his prior service as a non-employee member of the Board: 3,570 restricted shares granted on May 1, 2015. This grant vest upon the third anniversary of the grant date. In addition, pursuant to his new employment agreement to serve as the Company’s CEO, Mr. Kauffman received a grant of 100,000 restricted shares, which will vest on the third anniversary of employment (July 20, 2019).
(2)	This table does not reflect the 2017 LTIP Equity Incentive Awards that were made on February 17, 2017 and are subject to performance conditions. The 2017 LTIP Equity Incentive Awards will vest on March 1, 2020, if the Company achieves the Cumulative EBITDA Target during the period of January 1, 2017 – December 31, 2019. Under FASB ASC Topic 718, these restricted stock awards do not yet have an established grant date fair value because the financial performance target, the Cumulative EBITDA Target is not yet established. See “Compensation Discussion and Analysis — Elements of our Compensation Program for our Named Executive Officers — 2017 LTIP Equity Incentive Awards”.

This table also does not reflect the 2016 LTIP Equity Incentive Awards that were made on February 17, 2016 and are subject to performance conditions. The 2016 LTIP Equity Incentive Awards will vest on March 1, 2019, if the Company achieves the Cumulative EBITDA Target during the period of January 1, 2017 – December 31, 2019. Under FASB ASC Topic 718, these restricted stock awards do not yet have an established grant date fair value because the financial performance target, the Cumulative EBITDA Target is not yet established.

The following table sets forth information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during 2017 for each NEO on an aggregated basis.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2017

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Scott L. Kauffman	0	0	4,441	37,304
David Doft	0	0	0	0
Mitchell Gendel	0	0	0	0
Robert Kantor	0	0	0	0
David Ross	0	0	0	0

PENSION BENEFITS IN 2017

We do not provide our NEOs with any defined benefit pension arrangements.

NON-QUALIFIED DEFERRED COMPENSATION IN 2017

We do not maintain any non-qualified deferred compensation plans for our NEOs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into employment agreements with each of our named executive officers. Under these agreements, we are required to pay severance benefits in connection with specified terminations of employment, including specified terminations in connection with a change in control of the Company. The employment agreements for each NEO and other executives require a “double trigger” for any change in control severance payments. In addition, some of our equity incentive plans provide for the accelerated payment or vesting of awards in connection with specified terminations of employment or a change in control of the Company. The following is a description of the severance, termination and change in control benefits payable to each of our named executive officers pursuant to their respective employment agreements and our equity incentive plans.

Definitions of terms such as “change in control” or “for good reason” vary between agreements, so when a definition is particular to an agreement, it is described for that agreement. For all named executive officers, a “change of control” means the closing of a transaction which results in (1) any person(s) or company(ies) acting jointly or in concert owning equity of the Company representing greater than 50% of the voting power of the Company’s outstanding securities, or (2) the Company selling all or substantially all of its assets (in each instance other than any transfer by the Company or any of its affiliates of their respective interest in the Company to another wholly-owned subsidiary of another MDC Group company).

Scott L. Kauffman

Pursuant to his employment agreement, if MDC terminated Mr. Kauffman’s employment in 2017 without cause, or if Mr. Kauffman terminated his employment for good reason, then MDC was required to pay Mr. Kauffman a severance payment within 60 days of the date of termination of 1.5 times Mr. Kauffman’s then-current base salary plus the amount of his annual discretionary bonus paid or accrued in respect of the year immediately preceding the termination date. If Mr. Kauffman’s employment had terminated under these circumstances on December 29, 2017, which was the last business day of 2017, the aggregate cash payment due to him under the agreement would have been $1,800,000. As of December 29, 2017, Mr. Kauffman had 298,469 unvested restricted stock grants that would vest on termination of his employment agreement, with a fair value equal to $2,910,070. In the event of termination of Mr. Kauffman’s employment agreement following a change of control as of December 29, 2017, a total of 545,918 unvested restricted stock grants would fully vest, with a fair value equal to $5,322,701.

If Mr. Kauffman’s employment is terminated within one year following the closing of a change in control by MDC without cause, or by Mr. Kauffman for good reason, then Mr. Kauffman will be entitled to the same severance payments set forth above. In addition, in the event of a change of control, the Compensation Committee may in its sole discretion determine to make an additional payment to Mr. Kauffman. If there had been a change in control of MDC Partners on December 29, 2017 and Mr. Kauffman’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $3,000,000.

David Doft

Pursuant to his employment agreement, if MDC terminates Mr. Doft’s employment without cause, Mr. Doft terminates his employment for good reason, or the company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Doft a severance payment within 10 days of the date of termination of one (1) times Mr. Doft’s total remuneration, plus an amount equal to two (2) month’s base salary for each calendar year in which he was employed by the Company, up to a maximum of six (6) months. Total remuneration means the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Doft’s employment had terminated under these circumstances on December 29, 2017, the aggregate cash payment due to him under the agreement would have been $1,571,375. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Doft becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $22,154 if Mr. Doft’s employment had terminated as of December 29, 2017. As of December 29, 2017, Mr. Doft had 53,332 unvested restricted stock grants that would vest on termination of his employment agreement, with a fair value equal to $520,000. In the event of termination of Mr. Doft’s employment agreement following a change of control as of December 29, 2017, a total of (i) 120,000 unvested restricted stock grants would fully vest, with a fair value equal to $1,170,000, plus (ii) 50,000 SARs would fully vest, with a fair value equal to $157,500.

If Mr. Doft’s employment is terminated without cause by the company within one year following the closing of a change in control, by Mr. Doft for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Doft will be entitled to a payment of 2.0 times his total remuneration. He will also be eligible to receive a pro rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 29, 2017 and Mr. Doft’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $2,492,750. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $22,785 if Mr. Doft’s employment had terminated as of December 29, 2017.

Mitchell Gendel

Pursuant to his employment agreement, if MDC terminates Mr. Gendel’s employment without cause, Mr. Gendel terminates his employment for good reason, or the Company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Gendel a severance payment within 10 days of the date of termination of one (1) times Mr. Gendel’s total remuneration, plus an amount equal to six (6) month’s base salary. Total remuneration means the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Gendel’s employment had terminated under these circumstances on December 29, 2017, the aggregate cash payment due to him under the agreement would have been $1,416,375. Furthermore, Mr. Gendel will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided, however, that if Mr. Gendel becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Gendel is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $24,576 if Mr. Gendel’s employment had terminated as of December 29, 2017. As of December 29, 2017, Mr. Gendel had 53,332 unvested restricted stock grants that would vest on termination of his employment agreement, with a fair value equal to $520,000. In the event of termination of Mr. Gendel’s employment agreement following a change of control as of December 29, 2017, a total of (i) 120,000 unvested restricted stock grants would fully vest, with a fair value equal to $1,170,000, plus (ii) 50,000 SARs would fully vest, with a fair value equal to $157,500.

If Mr. Gendel’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Gendel for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Gendel will be entitled to a payment of two (2) times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 29, 2017 and Mr. Gendel’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $2,282,750. Furthermore, Mr. Gendel will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Gendel is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $25,207 if Mr. Gendel’s employment had terminated as of December 29, 2017.

Robert Kantor

Pursuant to his employment agreement, if MDC terminates Mr. Kantor’s employment without cause, then MDC is required to pay Mr. Kantor a severance payment over the applicable twelve (12) month severance period, equal to one (1) times Mr. Kantor’s base salary. If Mr. Kantor’s employment had terminated under these circumstances on December 29, 2017, the aggregate cash payment due to him under the agreement would have been $500,000. As of December 29, 2017, Mr. Kantor had 43,333 unvested restricted stock grants that would vest on termination of his employment agreement, with a fair value equal to $422,500. In the event of termination of Mr. Kantor’s employment agreement following a change of control as of December 29, 2017, a total of (i) 100,000 unvested restricted stock grants would fully vest, with a fair value equal to $975,000, plus (ii) 43,000 SARs would fully vest, with a fair value equal to $135,450.

If Mr. Kantor’s employment is terminated within one year following the closing of a change in control by the company without cause, then Mr. Kantor will be entitled to a payment of two (2) times his total remuneration. Total remuneration means the sum of his current base salary, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 29, 2017 and Mr. Kantor’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $2,200,000.

David Ross

Pursuant to his employment agreement, if MDC terminates Mr. Ross’s employment without cause, or Mr. Ross terminates his employment for good reason, then MDC is required to pay Mr. Ross a severance payment within 10 days of the date of termination of one (1) times Mr. Ross’s total remuneration. Total remuneration means the sum of his then-current base salary plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Ross’s employment had terminated under these circumstances on December 29, 2017, the aggregate cash payment due to him under the agreement would have been $958,000. Furthermore, Mr. Ross will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided, however, that if Mr. Ross becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Ross is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $22,785 if Mr. Ross’s employment had terminated as of December 29, 2017. As of December 29, 2017, Mr. Ross had 43,333 unvested restricted stock grants that would vest on termination of his employment agreement, with a fair value equal to $422,500. In the event of termination of Mr. Ross’s employment agreement following a change of control as of December 29, 2017, a total of (i) 100,000 unvested restricted stock grants would fully vest, with a fair value equal to $975,000, plus (ii) 43,000 SARs would fully vest, with a fair value equal to $135,450.

If Mr. Ross’s employment is terminated within one year following the closing of a change in control by the company without cause, or by Mr. Ross for good reason, then Mr. Ross will be entitled to a payment of two (2) times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 29, 2017 and Mr. Ross’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $1,916,000. Furthermore, Mr. Ross will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Ross is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $22,785 if Mr. Ross’s employment had terminated as of December 29, 2017.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K (“Item 402(u)”), the Company is providing the following reasonable estimate of the ratio of the median of the annual base salary compensation of all of our employees (except Scott L. Kauffman, our Chairman and Chief Executive Officer (“CEO”)), to the annual total compensation of Mr. Kauffman, calculated in a manner consistent with Item 402(u). For 2017, our last completed fiscal year:

•	The median of the annual base salary compensation of all of our employees, excluding our CEO, was $80,300.
•	The annual total compensation of our CEO was $2,409,953, as disclosed in the Summary Compensation Total above.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual base salary compensation of all of our employees except our CEO was approximately 30:1. The ratio of the annual base salary compensation of our CEO to the median of the annual base salary compensation of all of our employees except our CEO was approximately 15:1.

We determined that, as of December 31, 2017, our employee population consisted of approximately 5,500 individuals.

To identify our “median employee” from this employee population, we obtained from our internal compensation system base salary amounts for 2017 with respect to each employee in the employee population at the Company and its affiliates. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base. Base salary amounts for employees located outside the United States and compensated in currencies other than U.S. dollars were converted to U.S. dollars based on the foreign exchange rates as of December 31, 2017. We annualized the base salary amounts for any permanent employees in the employee population who were employed by us for less than the full fiscal year. We then ranked the resulting base salaries for all the employees in the employee population other than our CEO to determine our median employee.

Compensation Committee Interlocks and Insider Participation

Mr. Clare Copeland (Chairman), Mr. Larry Kramer and Mr. Irwin Simon served on the Human Resources & Compensation Committee of the Board of Directors during 2017. None of the persons who served on the Human Resources & Compensation Committee at the time of such service are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

Securities Authorized for Issuance under Equity Compensation Plans

On June 4, 2008, the Company’s shareholders approved the 2008 Key Partner Incentive Plan, which provides for the issuance of 900,000 Class A Shares. On June 4, 2012, the Company’s shareholders approved the 2011 Stock Incentive Plan, which provides for the issuance of up to 3,000,000 Class A shares. The SARs Plan was initially adopted and approved effective as of January 1, 2003, and was subsequently amended and restated in 2004, 2006 and 2014. On June 1, 2016, the Company’s shareholders approved the 2016 Stock Incentive Plan, which authorizes the issuance of awards to employees, officers and directors of the Company with respect to 1,500,000 MDC Partners’ Class A Shares.

As of December 31, 2017, the Company had reserved 3,126,254 Class A Shares in order to meet its obligations under various conversion rights, warrants and employee share related plans comprised of 327,500 shares reserved for Stock Appreciation Rights, 785,085 shares reserved for Restricted Stock and Restricted Stock Units, as well as 1,433,921 restricted shares with future vesting contingent upon the Company achieving a cumulative three-year earnings target and continued employment through the vesting date. There were 579,748 shares remaining available for future issuance.

As of February 16, 2018, the Company had reserved 3,065,319 Class A Shares in order to meet its obligations under various conversion rights, warrants and employee share related plans comprised of

327,500 shares reserved for Stock Appreciation Rights, 1,224,356 shares reserved for Restricted Stock and Restricted Stock Units, as well as 1,328,781 restricted shares with future vesting contingent upon the Company achieving a cumulative three-year earnings target and continued employment through the vesting date. There were 184,682 shares remaining available for future issuance.

The following table sets out as at December 31, 2017 the number of securities to be issued upon exercise of outstanding options and rights, the weighted average exercise price of outstanding options and rights and the number of securities remaining available for future issuance under equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance (Excluding Column (a))
	(a)	(b)	(c)
Equity Compensation Plans:
Approved by stockholders
Share options and restricted stock	447,000 (1)	$6.60 (2)	579,748 (3)
Not Approved by stockholders	—	—	—

(1)	Includes 119,500 restricted stock units (“RSUs”). As of April 16, 2018, the aggregate number of securities to be issued upon exercise of outstanding options, warrants and rights is 473,980, including 146,480 RSUs. For further clarification, this column does not include 1,433,921 unvested shares of restricted stock which remain subject to financial performance vesting conditions as of December 31, 2017.
(2)	The weighted average exercise price relates only to outstanding Stock Appreciation Rights which have a remaining life of 3.8 years at April 16, 2018.
(3)	Restricted stock, RSUs and other forms of equity awards may be issued under the 2005 Stock Incentive Plan, 2008 Key Partner Incentive Plan, the 2011 Stock Incentive Plan, the 2016 Stock Incentive Plan and the Stock Appreciation Plan. As of April 16, 2018, the aggregate number of Shares remaining available for future issuance is 184,682.

Indebtedness of Directors, Executive Officers and Senior Officers

There is currently no indebtedness owed to MDC by any of MDC’s Directors, executive officers or senior officers, and there was no such indebtedness owed to MDC as of December 31, 2017. The Company’s Corporate Governance Guidelines prohibit the Company from making any new personal loans or extensions of credit to Directors or executive officers of the Company.

Insurance

MDC holds directors’ and officers’ liability insurance policies that are designed to protect MDC Partners and its directors and officers against any legal action which may arise due to wrongful acts on the part of directors and/or officers of MDC. The policies are written for a current limit of $70 million, subject to a corporate deductible up to $1,000,000 per indemnifiable claims. In respect of the fiscal year ended December 31, 2017, the cost to MDC of maintaining the policies was $1,024,999. The twelve-month premium cost of the current policy, effective from August 1, 2017 until July 31, 2018, is equal to $804,578.

Review and Approval of Related Party Transactions

The Board has adopted a written Related Party Transactions Policy to assist it in reviewing, approving and ratifying related party transactions. The Related Party Transactions Policy provides that all related party transactions covered by the policy must be approved in advance by the Audit Committee, except that any ordinary course transaction in which an operating subsidiary of the Company derives revenue from a related party may be approved on an annual basis by the Audit Committee. To facilitate compliance with this policy, Directors and executive officers of the Company must notify the Company’s General Counsel and CFO as soon as reasonably practicable about any potential related party transaction. If the Company’s General Counsel and CFO determine that the transaction constitutes a related party transaction, the transaction will be referred to the Audit Committee for its consideration. The Audit Committee will be provided with full details of the proposed related party transaction, including: the terms and conditions of the proposed transaction; the business purpose of the transaction; and the benefits to the Company and to the relevant related party.

In reviewing related party transactions, the Audit Committee will consider all relevant facts and circumstances, including, among others:

•	The benefits of the transaction to the Company;
•	The terms of the transaction and whether they are fair (arm’s-length) and in the ordinary course of the Company’s business; and
•	The size and expected term of the transaction.

Generally, the Related Party Transactions Policy applies to any transaction that would be required by the SEC to be disclosed in which the Company was or is proposed to be, a participant and in which a “Related Party” had, has or will have a direct or indirect material interest. The policy also applies to any amendment or modification to an existing Related Party Transaction, regardless of whether such transaction has previously been approved.

Related Party Transaction

The Company engaged in the following related party transaction in 2017, which was reviewed and approved by the Audit Committee in accordance with the Related Party Transactions Policy described above:

Employee Relationship

Scott L. Kauffman is Chairman and Chief Executive Officer of the Company. His daughter, Sarah Kauffman, has been employed by KBS (a subsidiary of the Company) since July 2011, and currently acts as Director of Operations, Attention Partners. In 2017, her total compensation, including salary, bonus and other benefits, totaled approximately $155,000. Her compensation is commensurate with that of her peers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is responsible for assisting the Board in serving as an oversight to MDC Partners’ accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter including, whenever appropriate, meeting in executive sessions with MDC Partners’ independent auditors without the presence of MDC Partners’ management.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and for opining on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss the status and completed copy of management’s report on the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and BDO USA, LLP, the Company’s independent registered accountants, management’s assessment of the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, as presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

In overseeing the preparation of MDC Partners’ financial statements, the Audit Committee met with both management and MDC Partners’ outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP, and the Audit Committee discussed the statements with both management and the outside auditors.

With respect to MDC Partners’ outside auditors, the Audit Committee, among other things, discussed with BDO USA, LLP matters relating to its independence, and received from BDO USA, LLP written disclosures and a letter from BDO USA, LLP as required by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Standards Section No. 1301, “Communications with Audit Committee”, as amended, which includes, among other items, matters related to the conduct of the annual audit of MDC Partners’ financial statements.

On the basis of their reviews and discussions, the Audit Committee recommended to the Board that the Board approve (and the Board has approved) the inclusion of MDC Partners’ audited financial statements in MDC Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission and the Canadian Securities Administrators.

Effective April 2006, the Company engaged BDO USA, LLP as its independent registered public accounting firm. The decision to engage BDO USA, LLP was made by the Audit Committee of the Board of Directors and the Board of Directors of the Company. The Committee and the Board have also approved, and submitted for shareholder approval, the selection of BDO USA, LLP as MDC Partners’ independent auditors for the fiscal year ending December 31, 2018.

The Audit Committee’s current charter is appended to this Circular as Exhibit A.

Audit Committee of the Board
Anne Marie O’Donovan (Chair)
Daniel Goldberg
Larry Kramer

ITEM 2 — APPOINTMENT OF AUDITORS
AND AUTHORIZING THE AUDIT COMMITTEE TO DETERMINE ITS REMUNERATION

Subject to the action of the shareholders, upon recommendation of the Audit Committee, the Board has recommended to the shareholders the appointment of BDO USA, LLP, independent registered public accountants, to audit and report on the consolidated financial statements of MDC Partners for the fiscal year ending December 31, 2018 and to perform such other services as may be required of them. BDO USA, LLP has served as independent public accountants for MDC Partners since April 2006. The Board has directed that management submit the appointment of the auditors for approval by the shareholders at the Meeting. Representatives of BDO USA, LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the appointment of BDO USA, LLP, independent registered public accountants, as auditors of MDC Partners, until the close of the next annual meeting of shareholders of MDC Partners, at a remuneration to be fixed by the directors of MDC Partners.

In addition to retaining BDO USA, LLP to audit MDC Partners’ consolidated financial statements for 2016 and 2017, the Company retained BDO USA, LLP to provide advisory, auditing and consulting services in 2016 and 2017. These services included audit services, audit-related services, tax services and other services. The following tables set forth the aggregate fees billed to MDC Partners by BDO USA, LLP for professional services in fiscal years 2016 and 2017:

BDO USA, LLP

	2016	2017
Audit Fees(1)	$2,447,685	$2,796,115
Tax Fees(2)	—	44,075
Audit Related Fees(3)	329,539	$—
All Other Fees	—	—
Total	$2,777,224	$2,840,190

(1)	Fees primarily for the annual financial statement audit, including internal control assessment related fees, quarterly financial statement reviews and regulatory comment letters.
(2)	Fees for services rendered for foreign tax services.
(3)	Fees rendered in connection with the prior SEC investigation.

All fees listed above have been pre-approved by the Audit Committee. The Audit Committee has, however, delegated to the Chairman of the Audit Committee the authority to pre-approve permitted non-audit services (as such services are defined by the Sarbanes-Oxley Act of 2002) provided that (i) the aggregate estimated amount of such fees will not exceed $25,000 and (ii) the Chairman of the Audit Committee reports any pre-approval so granted at the next scheduled meeting of the Audit Committee.

The Audit Committee Charter provides for the Audit Committee to establish the auditors’ fees. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPOINTMENT OF BDO USA, LLP AS MDC PARTNERS’ AUDITORS AND AUTHORIZING
THE AUDIT COMMITTEE TO DETERMINE BDO USA, LLP’S REMUNERATION.

ITEM 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our shareholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and narrative, which discuss how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2018 Annual Meeting of Shareholders:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement, is hereby APPROVED.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review and consider the voting results when making future decisions regarding our executive compensation program.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

ITEM 4 — AMENDMENT TO THE 2016 STOCK INCENTIVE PLAN

Background

The Company has established a stock incentive plan (the “2016 Incentive Plan”) to promote the interests of MDC Partners and its shareholders by providing incentives to the non-employee directors and employees of MDC Partners and its subsidiaries who are largely responsible for the management, growth and protection of the business of the Company. The 2016 Incentive Plan currently authorizes the issuance of awards with respect to 1,500,000 shares of MDC Partners’ Class A Subordinate Voting Shares or any other security into which such shares shall be changed (“Shares”). This amount currently represents approximately 2.5% of the Company’s issued and outstanding shares. MDC Partners will not provide any financial assistance to participants under the 2016 Incentive Plan.

Eligible Participants and Types of Awards

The 2016 Incentive Plan provides for the grant to non-employee directors and employees of the Company and, at the discretion of any of the foregoing persons of non-qualified stock options (“Options”), tandem and stand-alone stock appreciation rights (“SARs”) and restricted stock and other stock-based awards (collectively referred to herein as “Incentive Awards”). Incentive Awards may be settled in cash or in Shares. Approximately 6,000 persons are currently eligible to participate in the 2016 Incentive Plan.

Shares Available for Awards and Award Limitations

Shares issued under the 2016 Incentive Plan may be either authorized and unissued Shares or treasury Shares. In addition to the limit on the aggregate number of Shares that are authorized to be issued pursuant to the 2016 Incentive Plan described above, the maximum number of Shares that may be covered by Incentive Awards granted to any single participant in the 2016 Incentive Plan (a “Participant”) in any fiscal year shall not exceed 300,000 Shares (representing significantly less than 1% of the current issued and outstanding Shares of the Company), prorated on a daily basis for any fiscal year that is shorter than 365 days, and the aggregate equity awards that may be issued under the 2016 Incentive Plan to executive officers in a given fiscal year may not exceed 2% of the Company’s issued and outstanding Shares. In addition, each independent Director shall not receive Incentive Awards (including option grants) with a current market value in excess of $150,000 or option grants with a current market value in excess of $100,000 in any given fiscal year. There are no other limits on the number of Shares that may be granted under the 2016 Incentive Plan.

Minimum Vesting Period of One (1) Year for all Incentive Awards

In no event shall any new Incentive Award granted under the 2016 Stock Incentive Plan vest or otherwise become payable earlier than one (1) year following the date on which it is granted, other than upon the occurrence of a permitted acceleration event.

Effect of Change in Control

Any new Incentive Award granted under the 2016 Stock Incentive Plan that is subject to time-based vesting terms and conditions shall not become fully and immediately vested and exercisable solely as a result of the occurrence of a change of control, absent a termination of employment without cause or for good reason following any such change of control. In addition, any new Incentive Award granted under the 2016 Stock Incentive Plan that is subject to performance-based vesting terms and conditions shall not become fully and immediately vested and exercisable solely as a result of the occurrence of change of control, absent a termination of employment without cause or for good reason following any such change of control and shall be adjusted on a pro-rata basis as determined by the Committee.

Prohibition on Substitutions and Repricing

In no event will any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants, and no repricing of Incentive Awards is permitted at any time under any circumstances, unless the shareholders of the Company expressly approve such substitution or repricing.

Administration

The 2016 Incentive Plan is administered by the Human Resources & Compensation Committee of the Company’s Board, or such other committee as the Board shall appoint from time to time (the “Committee”).

The Committee shall from time to time designate those persons who shall be granted Incentive Awards and the amount, type and other terms and conditions of such Incentive Awards.

The significant features of the Incentive Awards are summarized below:

Options.  Each Option shall entitle the holder thereof to purchase a specified number of Shares. The exercise price of each Option will be at least equal to 100% of the fair market value of a Share on the date on which the Option is granted. “Fair Market Value” means, as of the applicable date of determination, the closing sales price on the immediately preceding business day of Class A Subordinate Voting Shares as reported on the principal securities exchange on which such shares are then listed or admitted to trading. Options will have terms that do not exceed ten years and will have vesting periods of at least one year, except that vesting may occur in less than one year in the event that performance conditions attached to the Option (or with respect to other Incentive Awards) are satisfied, there is a Change in Control of the Company (as defined in the 2016 Incentive Plan), an increase or decrease in the number of issued Shares resulting from a subdivision or consolidation or the payment of a stock dividend on the Class A Subordinate Voting Shares or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, a merger, consolidation, dissolution or liquidation of MDC Partners, or there is a termination of the employment of a Participant other than for cause or voluntary resignation prior to retirement (“Permitted Acceleration Events”). Each Option shall be subject to earlier termination, expiration or cancellation as provided in the 2016 Incentive Plan or in the agreement evidencing such Option.

Tandem Stock Appreciation Rights.  The Human Resources & Compensation Committee of the Company’s Board, or such other committee as the Board shall appoint from time to time (the “Committee”), which administers the 2016 Incentive Plan, may grant, in connection with any Option, a tandem SAR (“Tandem SAR”). The exercise price per Share of any Tandem SAR will be at least 100% of the fair market value of a Share on the date on which the Tandem SAR is granted, except that the exercise price of a Tandem SAR that is granted after the grant of the related Option may be less than such amount if it is at least equal to the exercise price of the related Option. In general, the exercise of a Tandem SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Tandem SAR. The exercise of a Tandem SAR with respect to a number of Shares causes the cancellation of its related Option with respect to an equal number of Shares, and the exercise, cancellation or expiration of an Option with respect to a number of Shares causes the cancellation of its related Tandem SAR with respect to an equal number of Shares.

Stand-Alone Stock Appreciation Rights.  The Committee may grant SARs that do not relate to Options (“Stand-Alone SARs”). The exercise price per Share of any Stand-Alone SAR will be at least 100% of the fair market value of a Share on the date on which the Stand-Alone SAR is granted. In general, the exercise of a Stand-Alone SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Stand-Alone SAR.

Other Stock Based Awards.  The Committee may grant equity-based or equity-related Incentive Awards other than Options and SARs in such amounts and subject to such terms and conditions as the Committee determines. Each such Incentive Award may (i) involve the transfer of actual Shares, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions and (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units. No such Incentive Award will vest or otherwise become payable earlier than three years following the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event.

Options and SARs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

Amendments to the 2016 Incentive Plan

The Board may at any time suspend or discontinue the 2016 Incentive Plan or revise or amend it in any respect whatsoever, except that, in general, no revision or amendment may, without the approval of shareholders of the Company, (i) increase the number of Shares that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the 2016 Incentive Plan. No action may, without the consent of the Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award.

As of April 15, 2018, the aggregate number of Shares remaining available under the 2016 Incentive Plan is 72,297. To allow for more room in the option pool and to align the interests of non-employee directors and employees with the long-term interests of the Company, the Board recommends, subject to shareholder approval, that the 2016 Incentive Plan be amended to increase the maximum number of Shares that may be issued under the 2016 Incentive Plan from 1,500,000 to 2,750,000. The additional 1,250,000 share increase represents approximately 2% of the Company’s issued and outstanding shares.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to participants upon the grant and exercise of Incentive Awards under the Plan under the now applicable provisions of the Code and the regulations thereunder.

Tax Consequences to a Participant.  In general, a participant will not be deemed to receive any income nor will he be taxed upon grant of an Option or SAR. Generally, a participant will have ordinary income upon exercise of an Option in an amount equal to the excess of the fair market value on the date of exercise of the shares purchased over the exercise price paid upon exercise. A participant generally will not recognize income at the time a restricted stock award is granted. When the restrictions lapse and the stock vests, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less the amount he or she paid for the stock, if any). A participant may make a special election under Section 83(b) of the Code to be taxed on restricted stock at the time of grant, in which case subsequent appreciation will be taxable at capital gains rates. A participant generally will not recognize income upon grant of the restricted stock unit. Upon issuance of cash or shares of common stock in settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the fair market value of the common stock underlying such award as of that date.

If the participant surrenders previously-owned shares in payment of any or all of the exercise price of an Option, the shares received upon exercise of such Option equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

Tax Consequences to the Company.  As a general matter, the Company or an affiliate of the Company that employs a participant will be entitled to take a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time the participant recognizes ordinary income in respect of Incentive Awards. For example, with respect to an Option or SAR, the grant and vesting do not have tax consequences to the Company. The Company or an affiliate of the Company that employs a participant generally will be entitled to a federal income tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the participant as a result of the exercise of an Option or SAR in the year of recognition by the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.

The Resolution

The resolution approving the above-noted amendment to the 2016 Incentive Plan requires a simple majority of the votes cast at the Meeting, excluding votes of insiders of the Company who are entitled to participate in the Plan and their associates. The Board therefore seeks your approval and support for the following resolution:

RESOLVED:

THAT the reference to “1,500,000 Class A Shares” in the first paragraph of Section 3(a) of the 2016 Stock Incentive Plan of the Company be deleted and replaced with “2,750,000 Class A Shares”; and

THAT any director or executive officer of the Company be and is hereby authorized to notify and/or to seek approval of The Toronto Stock Exchange Inc. and NASDAQ if required, of the approval of the above-noted amendments to the 2016 Stock Incentive Plan and to do all such acts and things and to execute and file such other documents, whether under the corporate seal of the Company or otherwise, that may be necessary or desirable to give effect to this resolution.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2016 STOCK INCENTIVE PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the SEC within a prescribed period of time and to furnish the Company with copies of such reports. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2017, and upon written representations from such persons that no other reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC.

ADDITIONAL INFORMATION

A copy of the Annual Report on Form 10-K filed by MDC Partners with the Securities and Exchange Commission for 2017 is available, without charge, to shareholders at MDC Partners’ website at www.mdc-partners.com, on the Securities and Exchange Commission’s website at www.sec.gov, on the SEDAR website at www.sedar.com, or upon written request to 745 Fifth Avenue, 19th Floor, New York, NY 10151, Attention: Investor Relations. Financial information is provided in MDC Partners’ consolidated financial statements and Management’s Discussion & Analysis for the year ended December 31, 2017. A copy of MDC Partners’ most recent consolidated financial statements, interim financial statements, and proxy statement and management information circular may also be obtained by shareholders, without charge, upon written request from the Secretary of MDC Partners or from the Securities and Exchange Commission’s website at www.sec.gov or the SEDAR website at www.sedar.com.

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL GENERAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2019 Annual Meeting of Stockholders is expected to be held on or about June 2, 2019. In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”) intended to be included in the proxy materials for the 2019 Annual Meeting of Stockholders must be received by the Secretary of the Company, 745 Fifth Avenue, 19th Floor, New York, NY 10151, by December 29, 2018, in a form that complies with the Company’s Bylaws and applicable requirements. Any proposal submitted after December 29, 2018, will not be considered timely for the purposes of Rule 14a-8.

Moreover, unless a shareholder who wishes to present a proposal at the Annual Meeting outside the processes of Rule 14a-8 has submitted such proposal to us by the close of business on March 8, 2019, subject to applicable rules, we will have discretionary authority to vote on any such proposal with respect to all proxies submitted to us even when we do not include in our proxy statement advice on the nature of the matter and how we intend to exercise our discretion to vote on the matter.

GENERAL

Management knows of no matter to come before the Meeting other than the matters referred to in the accompanying Notice. If any matters which are not now known should properly come before the Meeting, the accompanying proxy instrument will be voted on such matters in accordance with the best judgment of the person voting it.

The contents and sending of this Proxy Statement and Management Information Circular have been approved by the Board as of the date hereof.

By Order of the Board

Mitchell S. Gendel
General Counsel and Corporate Secretary

New York, N.Y.
April 26, 2018

EXHIBIT A

CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MDC PARTNERS INC.
AS ADOPTED AND AMENDED BY THE BOARD
(dated as of July 28, 2017)

I. AUTHORITY

The Board of Directors (the “Board”) of MDC Partners Inc. (the “Corporation”) has established an Audit Committee (the “Committee”). The Committee shall be comprised of three or more directors, as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II. PURPOSE OF THE COMMITTEE

The Committee’s purpose is to provide assistance to the Board in fulfilling its fiduciary obligations and oversight responsibilities with respect to (1) the integrity of the Corporation’s financial statements, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Corporation’s internal audit function and independent auditors. The Committee will also prepare the report that SEC rules require to be included in the Corporation’s annual proxy statement.

The Committee is directly responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”) and the rules of the Nasdaq, the independent auditor must report directly to the Committee and is accountable to the Committee (as representatives of the shareholders of the Corporation). The Committee’s oversight responsibilities include the authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements and resolution of disagreements between management and the independent auditor regarding financial reporting.

It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditor, internal audit and the financial and senior management of the Corporation.

III. COMPOSITION OF THE COMMITTEE

Independence

Each member of the Committee shall be an “independent” director within the meaning of Section 10A(m)(3) of the Exchange Act, Rule 10A-3(b)(1) thereunder, and Nasdaq Marketplace Rule 4200(a)(15) subject to applicable exceptions.

Financial Literacy and Expertise

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” as defined in Item 16A of SEC Form 20-F and at least one member shall have accounting or related financial experience as required under applicable Nasdaq rules.

The Committee shall ensure that the Corporation provides to applicable regulatory authorities any required certification relating to adequacy of this Charter and composition of the Committee.

IV. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee (it being understood that the Committee may diverge from such matters as considered appropriate given the circumstances):

Selection and Evaluation of Auditors

(a)	Select the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;
(b)	Annually review and approve the terms of engagement and approve the remuneration of Corporation’s independent auditor; and
(c)	Review the performance of the Corporation’s independent auditor and terminate or replace the independent auditor when circumstances warrant.

Independence of Auditors

(a)	Ensure that the Corporation’s independent auditor is independent and capable of exercising impartial judgment on all issues encompassed within its engagement. Regard shall be had to all applicable rules and regulations relating to independence, including those with respect to financial relationships, employment relationships, business relationships, the provision of non-audit services, contingent fees, partner rotation and compensation.
(b)	Ensure that the independent auditor delivers to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with the PCAOB Independence Standards Board Standard 1;
(c)	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and
(d)	Take appropriate action to satisfy itself of the auditor’s independence.

General Responsibility for Oversight of Auditors

(a)	The Corporation’s independent auditor shall be ultimately accountable to the Committee and the Committee shall be responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor;
(b)	Pre-approve all audit and permitted non-audit services to be provided by the independent auditor. The Committee may approve policies and procedures for the pre-approval of services to be rendered by the independent auditor, which policies and procedures are detailed as to the particular service. All non-audit services to be provided to the Corporation or any of its subsidiaries by the independent auditor or any of its subsidiaries which are not covered by pre-approval policies and procedures approved by the Committee shall be subject to pre-approval by the Committee; and
(c)	Resolve all disagreements between management and the independent auditor regarding financial reporting.

Oversight of Annual Audit and Quarterly Financial Statements

(a)	Review and approve the annual audit plan of the Corporation’s independent auditor, including the audit and non-audit services that the auditor is providing for the Corporation and its subsidiaries, the level of responsibility assumed by the auditor under generally accepted auditing standards and a summary of the audit approach;
(b)	Before the release of annual financial statements, discuss with the independent auditor all matters required by AICPA AU Section 380 (including the independent auditor’s responsibility under GAAP,

the selection of and changes in significant accounting policies or their application, management judgments and accounting estimates, significant audit adjustments, the independent auditor’s responsibility for information other than financial statements, disagreements with management, consultation with other accountants, and difficulties encountered in performing the audit) and CICA Handbook section 5751 (which governs the communications between the independent auditors and the Committee);
(c)	Receive a report from the Corporation’s independent auditor, prior to the filing of the audit report with the SEC regarding:
(i)	all critical accounting policies and practices used by the Corporation; and
(ii)	other material communications between the independent auditor and management;
(d)	Review and discuss with management the quarterly financial statements. Discuss with the independent auditor the results of its procedures on the statements.
(e)	Prior to any disclosure, review and recommend to the Board for approval:
(i)	the annual financial statements and related documents (MD&A, AIF, etc.);
(ii)	the quarterly financial reports and related documents (including MD&A); and
(iii)	other disclosure documents containing financial information that would likely be material to either the quarterly or annual financial statements.

Oversight and Monitoring of Other Financial Disclosures

(a)	Review and recommend to the Board for approval all financial information of the Corporation contained in any prospectus, annual information form, information circular or similar document of the Corporation, and any earnings press release to be issued in conjunction with the annual and quarterly results;
(b)	Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to credit rating agencies that are subject to confidentiality agreements. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to credit rating agencies, unless the substance of a presentation to any credit rating agency constitutes a material shift in the Corporation strategy not previously approved by the Board;
(c)	Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to analysts or shareholders (in groups or one-on-one) and the processes for ensuring that new material information is first or simultaneously disseminated in the public domain and subsequently included on the Corporation’s website. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to analysts, unless the substance of a presentation to any analyst constitutes a material shift in the Corporation strategy not previously approved by the Board; and
(d)	Review the public disclosure required in connection with the Committee’s pre-approval of audit and non-audit services provided by the independent auditor.

Oversight of Financial Reporting Processes and Internal Controls

(a)	Review with management, internal audit and the independent auditor the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including controls and security of the computerized information systems; and contingency plans to deal with possible system failures.
(b)	Review with management its compliance with prescribed policies, procedures and internal control;
(c)	Review with management, internal audit and the independent auditor any reportable conditions and material weaknesses affecting internal control;

(d)	Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditor, internal audit and the Corporation’s management;
(e)	Review with management major financial and asset related risks and the steps taken to monitor and control such risks (i.e. acquisition performance, technology, goodwill etc.);
(f)	Review policies for approval of senior management expenses;
(g)	Receive and review interim and annual CEO and CFO certifications; and
(h)	Review fraud risk management.

Oversight of Internal Audit

(a)	Review and discuss with the SVP, Compliance & Risk Management the scope of work of the internal audit function, its plans and the issues identified as a result of its work and how management is addressing these issues;
(b)	Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function;
(c)	Review and approve the Internal Audit charter and any proposed amendments thereto;
(d)	Review the performance and approve the appointment or dismissal of the SVP, Compliance & Risk Management;
(e)	Meet separately with the SVP, Compliance & Risk Management at least quarterly; and
(f)	Review summaries of significant internal audit reports and management’s responses.

Other Matters

(a)	Meet with outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;
(b)	Monitor compliance by the Company’s employees and personnel with the Code of Conduct;
(c)	Monitor procedures for the receipt, retention and resolution of complaints received by the Corporation regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;
(d)	Review and approve all related party transactions with any director or nominee, executive officer, holder of more than 5% of any class of the Corporations voting securities or any family member of the foregoing persons, other than those related party transactions in respect of which the Board has delegated review and approval to a special committee of independent directors;
(e)	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose;
(f)	In conjunction with the Board, oversee management of the Corporation’s Enterprise risks. Discuss with management the Corporation’s policies and processes with respect to risk assessment and risk management, and recommend appropriate modifications (if any); and
(g)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate including an Annual Assessment of its effectiveness as a Committee.

With respect to the duties and responsibilities listed above, the Committee should:

(a)	Report regularly to the Board on its activities, as appropriate;
(b)	Exercise reasonable diligence in gathering and considering all material information;
(c)	Understand and weigh alternative courses of conduct that may be available;

(d)	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;
(e)	If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities;
(f)	Provide management and the Corporation’s independent auditor with appropriate opportunities to meet privately with the Committee; and
(g)	Review the Charter of the Audit Committee annually and recommend it to the Board.

V. MEETINGS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least quarterly with management, internal audit and the Corporation’s independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. The Chairman should work with the Chief Financial Officer, General Counsel and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

VI. ADVISORS AND FUNDING

The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of any compensation (i) to any independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and (ii) to any independent advisors employed by the Committee.

VII. DISCLOSURE AND REVIEW OF CHARTER

The charter shall be (1) published in the Corporation’s annual report or information circular once every three years or following a material amendment to it; or (2) be posted in an up-to-date format on the Corporation’s web site. The Committee should review and reassess annually the adequacy of this Charter as required by the applicable rules of Nasdaq.

*************

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor have the responsibility of auditing the financial statements. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditor or to ensure that the Corporation complies with all laws and regulations.

EXHIBIT B

CORPORATE GOVERNANCE

DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES
(CANADIAN NATIONAL INSTRUMENT 58-101)

The directors of MDC Partners Inc. consider good corporate governance to be central to the effective and efficient operation of the Company. The business of the Company is supervised by its Board of Directors, directly and through its committees. The Canadian Securities Administrators require disclosure on an annual basis of the Company’s corporate governance practices in accordance with Form 58-101 — Disclosure of Corporate Governance Practices. The Company’s corporate governance practices are set out below.

The Board of Directors

In determining whether a particular director is independent, the Board examines the factual circumstances in the context of that particular year. The Board proposed for election in this Circular is composed of seven (7) members, all of whom are considered to be independent directors with the exception of Mr Kauffman, who is a member of management. The following directors of MDC Partners also serve as directors (or senior executive officers) of companies that are reporting issuers (or the equivalent) in Canada or the U.S.:

Scott L. Kauffman:  currently serves as the Chairman and Chief Executive Officer. He is also Chairman of Lotame, a venture-backed internet company.

Clare R. Copeland:  currently serves as Vice Chairman of Falls Management Company. He is also a director of Chesswood and a trustee of RioCan Real Estate Investment Trust and Telesat.

Daniel S. Goldberg:  currently serves as President and Chief Executive Officer of Telesat.

Bradley J. Gross:  currently serves as a Managing Director at Goldman Sachs & Co. He is also a director of Americold Realty Trust, Griffon Corporation, Neovia Logistics Holdings, PSAV Holdings, Proquest Holdings and Open Road Parent LLC.

Larry S. Kramer:  currently serves as Chairman of The Street Inc. He is also a director of Gannett and a trustee at both Syracuse University and Harvard Business School Publishing.

Anne Marie O’Donovan:  currently serves as President and director of O’Donovan Advisory Services Ltd. She is also a director of Indigo Books & Music Inc., Aviva Canada and Cadillac Fairview.

Desirée Rogers:  currently serves as Chairman of Choose Chicago. She is also a director of World Business Chicago, The Economic Club of Chicago and Pinnacle Entertainment Inc.

Irwin D. Simon:  currently serves as President, Chief Executive Officer and director of The Hain Celestial Group.

All independent directors frequently meet at the beginning or end of each regularly scheduled quarterly Board or Committee meeting without non-independent directors and management present. The Board has access to information independent of management through MDC Partners’ auditor who reports to the Audit Committee. The specific responsibilities of the Board include reviewing and approving all major strategic decisions, including any change in the strategic direction of MDC Partners and acquisitions and/or divestitures and other matters (such as guarantees) in excess of $5 million; reviewing and approving annual budgets, including capital expenditure plans; reviewing and approving operating results for each quarter and year to date. As part of its ongoing activities, the Board regularly receives and comments upon reports of management as to the performance of MDC Partners’ business and management’s expectations. The Board is therefore of the view that the appropriate structures and procedures are in place to ensure that it can function independent of management.

Effective as of July 20, 2015, the Board appointed Mr. Irwin Simon as the Presiding Director of the Board. Mr. Simon is independent.

Board Mandate

The Board of Directors recently adopted a set of Corporate Governance Guidelines as a framework within which the Board and its Committees will conduct its business. A copy of the Guidelines is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/investors/corporate-governance.

Position Descriptions

The Company’s bylaws and the Charters of each Board committee provide a detailed description of the roles and responsibilities of the Board (including the Chairman), management and each committee of the Board and their respective chairs.

The primary functions of the CEO are to lead the management of our businesses and affairs in accordance with the Company’s strategic plan and operating and capital budgets, as approved by the Board.

The Board has developed a written position description and mandate, which sets forth the CEO’s key responsibilities. These responsibilities include the following: (a) develop and recommend to the Board a long-term strategy and vision for the Company that leads to creation of shareholder value; (b) develop and recommend to the Board annual business plans and budgets that support the Company’s long-term strategy; (c) consistently strive to achieve the Company’s financial and operating goals and objectives; and (d) develop the corporate and partner management teams and succession plans.

The Human Resources & Compensation Committee (described below) is responsible for establishing, monitoring and evaluating objectives and standards of performance for the Chief Executive Officer and other executive officers on an annual basis. Salary, bonus, loans or other payments for the benefit of the Chief Executive Officer must be reviewed and approved by the Human Resources & Compensation Committee. Related party expenses for services rendered and in the nature of expense reimbursement must also be approved by the Human Resources & Compensation Committee.

Orientation and Continuing Education

New directors to MDC Partners have generally been executives with extensive business experience and directorship responsibilities on the boards of other public and private institutions. Orientation for these individuals is provided through a review of past Board materials and other private and public documents concerning MDC Partners. In addition, Board members are encouraged to attend (at the cost and expense of the Company) continuing education programs identified by the Nominating and Corporate Governance Committee each year to ensure that they maintain the skills necessary for them to meet their obligations as directors.

Ethical Business Conduct

The Company has adopted a Code of Conduct, which applies to all directors, officers (including the Company’s Chief Executive Officer and Chief Financial Officer) and employees of the Company and its subsidiaries. The Code of Conduct was adopted in order to help directors, officers and employees resolve ethical issues. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Company’s policy is to not permit any waiver of the Code of Conduct for any director or executive officer, except in extremely limited circumstances. The Board, through the Audit Committee, monitors and assesses and claims alleged under the Code of Conduct. Any waiver of this Code of Conduct for directors or officers of the Company must be approved by the Company’s Board of Directors. Amendments to and waivers of the Code of Conduct will be publicly disclosed as required by applicable laws, rules and regulations. The Code of Conduct is available free of charge on the Company’s website at http://www.mdc-partners.com, or by writing to MDC Partners Inc., 745 Fifth Avenue, 19 th Floor, New York, NY 10151, Attention: Investor Relations.

Nomination of Directors

The Nominating and Corporate Governance Committee is composed of three (3) members, all of whom are considered to be independent. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee

is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are Irwin Simon (Chairman), Larry Kramer and Anne Marie O’Donovan. The Nominating and Corporate Governance Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on committees, including persons suggested by shareholders and others. In identifying candidates for nominations to the Board, the Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters with its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers at it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and retention terms, with the Company bearing the cost of such fees.

Director Term Limits

The Board believes that the need to have experienced directors who are familiar with the business of the Company must be balanced with the need for fresh perspectives and a proactive approach. The Board has not adopted formal director term limits or other mechanisms of board renewal, in part, because the imposition of director term limits on a board implicitly discounts the value of experience and continuity among board members and runs the risk of excluding experienced and potentially valuable board members as a result of an arbitrary determination. In addition, imposing this restriction means the Board would lose the contributions of longer serving directors who have developed a deeper knowledge and understanding of the Company over time. The Board does not believe that long tenure impairs a director’s ability to act independently of management.

Policies Regarding the Representation of Women on the Board

The Company has not adopted a written policy relating to the identification and nomination of women directors to the Company’s board of directors but rather has an informal, unwritten policy, but the addition of at least one woman was a priority for 2018. The Company generally considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for board membership. As evidence of this approach, the Board nominated Ms. O’Donovan to join the Board in 2017, and Ms. Rogers to join the Board in April 2018.

Consideration of the Representation of Women in the Director Identification and Selection Process

In identifying and nominating candidates for election or re-election to the board of directors, the Board considers the level of representation of women on the board, in addition to the competencies, skills and personal and other diverse qualities required for new directors in order to add value to the Company in light of opportunities and risks facing the Company. Selection of female candidates to the board will be, in part, dependent upon the pool of female candidates with the necessary skills, knowledge and experience. The ultimate decision will be based on merit and contribution the chosen candidate will bring to the board.

Consideration of the Representation of Women in Executive Officer Appointments

In appointing executive officers to the management team, the Company considers the level of representation of women in executive officer positions, and also takes into account the following factors: the competencies, skills and personal and other diverse qualities required for new executive officers in order to add value to the Company in light of opportunities and risks facing the Company.

Issuer’s Targets Regarding the Representation of Women on the Board and in Executive Officer Positions

The Company has not adopted a target for women on the board of directors because the Company does not believe that any director nominee should be chosen nor excluded because of gender. In selecting a director nominee, such as recently appointed Ms. O’Donovan, the Nominating and Corporate Governance Committee focuses on skills, expertise and background that would complement the existing Board. Directors will be recruited based on their ability and potential for meaningful contributions.

Similarly, the Company has not adopted a target for women in executive officer positions because the Company does not believe that any candidate for an executive officer position should be chosen nor excluded because of gender. In selecting candidates, the Company considers the skills, expertise and background that would complement the existing management team. Executive officers will be recruited based on their ability and contributions.

Number of Women on the Board and in Executive Officer Positions

As of the date of this Proxy Statement and Management Information Circular, (i) there is are two women on the Company’s Board of Directors, representing 25% of the directors and (ii) six (6) of the Company’s executive officers are women, representing approximately 30% of the Company’s executive officers.

Compensation

The Human Resources & Compensation Committee is composed of three members, all of whom are considered to be independent. The Human Resources & Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources & Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the 2011 Stock Incentive Plan, the 2016 Stock Incentive Plan and the SARs Plan. Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Human Resources & Compensation Committee. The Human Resources & Compensation Committee reviews the compensation of members of the Board on an annual basis and makes recommendations to the Board. The Board considers their remuneration appropriate given the time commitment, risk and responsibilities associated with the position. The current members of the Human Resources & Compensation Committee are Clare Copeland (Chairman), Larry Kramer and Irwin Simon. The Human Resources & Compensation Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Other Board Committees

The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available, free of charge at MDC Partners’ website located at http://www.mdc-partners.com/investors/corporate-governance.

In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Assessments

The Nominating and Corporate Governance Committee is responsible for developing and recommending standards of performance of the Board, its committees and the individual directors through administration of an annual questionnaire. It is the responsibility of the Nominating and Corporate Governance Committee to assess the effectiveness of the Board as a whole and the committees of the Board. Participation of directors is expected at all Board and committee meetings. Directors are asked to notify MDC Partners if they are unable to attend, and attendance at meetings is duly recorded.

MDC Partners
Where Great Talent Lives

FORM OF PROXY – CLASS A SHARES

I/We, being shareholder/s of MDC, hereby appoint/s as his or her nominee, Mr. Scott Kauffman, or failing him, Mr. Mitchell Gendel, or instead of the foregoing, (strike out preceding names and print name of alternative nominee) ___________________, as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxy sees fit) on all the following matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (Eastern Standard Time) on June 6, 2018, at MDC's Innovation Center, 745 Fifth Avenue, Floor 19, New York, NY 10151 (the "Meeting"), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

Management recommends voting FOR resolutions 1, 2, 3 and 4. Please use a dark black pencil or pen.

1. Election of Directors
The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

	FOR	*WITHHOLD*
1. Scott L. Kauffman	☐	☐
2. Clare Copeland	☐	☐
3. Dan Goldberg	☐	☐
4. Brad Gross	☐	☐
5. Larry Kramer	☐	☐
6. Anne Marie O'Donovan	☐	☐
7. Desirée Rogers	☐	☐
8. Irwin Simon	☐	☐

	FOR	*AGAINST*	*WITHHOLD*
2. Appointment of Auditors The auditor nomination proposed by management is BDO USA, LLP, to act as auditors of MDC Partners and to authorize the Audit Committee to fix their remuneration.	☐		☐
3. Executive Compensation The recommendation put forth by management is for the approval of a non-binding advisory resolution on the Company's executive compensation.	☐	☐	
4. Amendment to 2016 Stock Incentive Plan The recommendation put forth by management is for the approval of the amendment to the 2016 Stock Incentive Plan.	☐	☐	

Under Canadian Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below.

- ❑ I would like to receive quarterly financial statements.
- ❑ I would like to receive future mailings by email at ______________________________

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted FOR each of the matters specified above, or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.**

Print Name(s):________________________ ***Number of Shares Represented:***_____________

____ ____________________
Signature(s) ***Date***

Please sign exactly as your name/s appear on this proxy. Please see reverse for instructions. All proxies must be received by 10:00 a.m. (Eastern Standard Time) on June 4, 2018. The proxy cut off time may be waived or extended by the chairman of the meeting without notice.

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2. A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filing in the name of such person in the blank space provided and striking out the names of management's nominees in paragraph one. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.

2. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one Circular and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

4. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy.

All holders should refer to the Proxy Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of Management of the Company.

How to Vote

AST

INTERNET

- Go to www.astvotemyproxy.com, enter the 13-digit control number printed on this form and follow the instructions on screen.

TELEPHONE

- Use any touch-tone phone, call **1-888-489-5760** (toll-free in the United States and Canada), enter the 13-digit control number printed on this form and follow the voice instructions. If you vote by telephone, do not return this proxy.

MAIL, FAX or EMAIL

- Complete and return your signed proxy in the envelope provided or send to:

- Alternatively, you may fax your proxy to 416-368-2502 or 1-866-781-3111 (toll free in the United States and Canada), or scan and email to proxyvote@astfinancial.com.

An undated proxy is deemed to be dated on the day it was received by AST.

If you wish to receive investor documents electronically in future, please visit https://ca.astfinancial.com/edelivery to enroll.

All proxies must be received by 10:00 a.m. (Eastern Standard Time) on June 4, 2018. The proxy cut off time may be waived or extended by the chairman of the meeting without notice.

MDC Partners
Where Great Talent Lives

FORM OF PROXY – CLASS B SHARES

I/We, being shareholder/s of MDC, hereby appoint/s as his or her nominee, Mr. Scott Kauffman, or failing him, Mr. Mitchell Gendel, or instead of the foregoing, (strike out preceding names and print name of alternative nominee) ___________________, as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxy sees fit) on all the following matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (Eastern Standard Time) on June 6, 2018, at MDC's Innovation Center, 745 Fifth Avenue, Floor 19, New York, NY 10151 (the "Meeting"), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

Management recommends voting FOR resolutions 1, 2, 3 and 4. Please use a dark black pencil or pen.

1. Election of Directors
The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

	FOR	*WITHHOLD*
1. Scott L. Kauffman	☐	☐
2. Clare Copeland	☐	☐
3. Dan Goldberg	☐	☐
4. Brad Gross	☐	☐
5. Larry Kramer	☐	☐
6. Anne Marie O'Donovan	☐	☐
7. Desirée Rogers	☐	☐
8. Irwin Simon	☐	☐

	FOR	*AGAINST*	*WITHHOLD*
2. Appointment of Auditors The auditor nomination proposed by management is BDO USA, LLP, to act as auditors of MDC Partners and to authorize the Audit Committee to fix their remuneration.	☐		☐
3. Executive Compensation The recommendation put forth by management is for the approval of a non-binding advisory resolution on the Company's executive compensation.	☐	☐	
4. Amendment to 2016 Stock Incentive Plan The recommendation put forth by management is for the approval of the amendment to the 2016 Stock Incentive Plan.	☐	☐	

Under Canadian Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below.

❑ I would like to receive quarterly financial statements.

❑ I would like to receive future mailings by email at ______________________________

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted FOR each of the matters specified above, or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.**

Print Name(s):________________________ ***Number of Shares Represented:***____________

____ ____________________
Signature(s) ***Date***

Please sign exactly as your name/s appear on this proxy. Please see reverse for instructions. All proxies must be received by 10:00 a.m. (Eastern Standard Time) on June 4, 2018. The proxy cut off time may be waived or extended by the chairman of the meeting without notice.

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2. A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filing in the name of such person in the blank space provided and striking out the names of management's nominees in paragraph one. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.

2. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one Circular and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

4. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy.

All holders should refer to the Proxy Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of Management of the Company.

How to Vote

AST

INTERNET

- Go to www.astvotemyproxy.com, enter the 13-digit control number printed on this form and follow the instructions on screen.

TELEPHONE

- Use any touch-tone phone, call **1-888-489-5760** (toll-free in the United States and Canada), enter the 13-digit control number printed on this form and follow the voice instructions. If you vote by telephone, do not return this proxy.

MAIL, FAX or EMAIL

- Complete and return your signed proxy in the envelope provided or send to:

- Alternatively, you may fax your proxy to 416-368-2502 or 1-866-781-3111 (toll free in the United States and Canada), or scan and email to proxyvote@astfinancial.com.

An undated proxy is deemed to be dated on the day it was received by AST.

If you wish to receive investor documents electronically in future, please visit https://ca.astfinancial.com/edelivery to enroll.

All proxies must be received by 10:00 a.m. (Eastern Standard Time) on June 4, 2018. The proxy cut off time may be waived or extended by the chairman of the meeting without notice.